Exhibit 2.2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

|        Execution Version        |

STOCK PURCHASE AGREEMENT

among

APPLIED MICRO CIRCUITS CORPORATION,

as the Buyer,

TPACK A/S,

as the Company,

SLOTTSBACKEN FUND II KY,

SLOTTSBACKEN FUND TWO KB,

VÆKSTFONDEN

and

NOVI A/S,

as the Sellers,

and

VÆKSTFONDEN,

as the Sellers’ Representative

Dated as of August 17, 2010

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

i

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(Continued)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(Continued)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(Continued)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXHIBITS AND SCHEDULES

Exhibit A	Form of Appendix to Exit Transition Bonus Program
Exhibit B	Form of Escrow Agreement
Exhibit C	Disclosure Schedules
Exhibit D	Form of Warrant Termination Letter
Schedule C	Company Products in Development or Planning Stages
Schedule P	Plan Participants
Schedule T	Target Working Capital
Schedule W	Working Capital Example Calculation
Schedule 2.3(a)	Exceptions to Danish GAAP
Schedule 2.5(a)(iii)	Legal Matters Milestones
Schedule 2.5(a)(iv)	[* * *] Milestones
Schedule 2.5(a)(v)	[* * *] Product Revenue Milestone
Schedule 7.3(e)	Required Consents
Schedule 8.2(j)	Certain Legal Matters

i

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of August 17, 2010 (this “Agreement”), is by and among APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation (the “Buyer”), SLOTTSBACKEN FUND II KY, SLOTTSBACKEN FUND TWO KB, VÆKSTFONDEN and NOVI A/S (collectively, the “Sellers”), Tpack A/S, a limited liability company (Aktieselskab) organized under the laws of Denmark (the “Company”), and VÆKSTFONDEN, as the Sellers’ Representative (as defined below).

RECITALS

A. The Sellers own 100% of the issued share capital of nominal DKK 96,296,014 (as adjusted for share splits, share dividends, combinations, and other recapitalizations occurring after the date hereof, the “Shares”) of the Company.

B. The Plan Participants are entitled to a portion of the consideration in connection with a sale of the Shares pursuant to the Plan Participant Agreements.

C. As an essential inducement for the Buyer to enter into this Agreement, concurrently with the execution and delivery of this Agreement the Key Employees have executed and delivered the Employment Agreements.

D. The Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Shares upon the terms and subject to the conditions set forth herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Action” means (a) any written claim or demand by any Person, or any written claim or demand, action, suit, investigation or audit by any Governmental Authority or (b) any claim, demand, action, suit, inquiry or proceeding before any Governmental Authority or before any arbitration, formal mediation or similar proceeding.

“Adjusted Purchase Price” means the Base Purchase Price, as the same may be adjusted pursuant to Section 2.3(b).

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Acknowledgement Agreements” means the Appendix to Exit Transition Bonus Program, substantially in the form attached hereto as Exhibit A, to be executed by each Plan Participant, the Company and the Sellers prior to the Closing.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this Agreement, “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Ancillary Agreements” means the Employment Agreements, the Escrow Agreement, the Paying Agent Agreement and the Acknowledgement Agreements.

“Base Purchase Price” means US$32,000,000.

“Basket” means US$200,000.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in either San Francisco, California or in Copenhagen, Denmark.

“Closing Purchase Price” means the Adjusted Purchase Price, less the Estimated Transaction Costs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company NRE” means NRE of the Business.

“Company Products” means (a) products of the Company as of the Closing Date (including, for the avoidance of doubt, hardware such as development boards) and (b) products in development by the Company and products planned and budgeted by the Company, each as set forth on Schedule C.

“Contract” means any contract, agreement, license or other binding arrangement, commitment or understanding, whether written or oral.

“Danish GAAP” means the provisions of the Danish Financial Statement Act governing reporting class B enterprises with the additional provisions of the Danish Financial Statement Act governing reporting class C enterprises.

“Danish Tax Act” means the Danish Corporation Tax Act of 2009, as amended.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Earnout Period” means the 18-month period commencing on October 1, 2010.

“Employment Agreements” means each of the Employment Agreements by and between the Company and each Key Employee, executed and delivered to the Buyer on or around the date hereof and to be effective as of the Closing.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Escrow Agent” means Deutsche Bank National Trust Company or such other escrow agent to be selected by mutual agreement of the Sellers’ Representative and the Buyer and such agent’s successor(s) under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement to be entered into by the Buyer, the Sellers’ Representative and the Escrow Agent, substantially in the form attached hereto as Exhibit B, but with such modifications to which the Buyer and the Sellers’ Representative agree in writing in order to provide for the deposit, administration and distribution of the [* * *].

“Escrow Amount” means US$4,800,000.

“Escrow Fund” means the Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in the Escrow Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means any United States, Danish or other non-United States or non-Danish federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or judicial body (including any grand jury).

“Immediate Family” means, with respect to any specified natural person, such person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such person that shares such person’s home.

“Intellectual Property” means all intellectual property rights of any kind or nature, including both statutory and common law rights, as applicable, arising under the law of any jurisdiction anywhere in the world, including all Marks, Patents, Registered Copyrights, unregistered copyrights, Domain Registrations, trade secrets and other confidential information, including confidential ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable; and rights of publicity.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Key Employees” shall mean each of Colin Macnab (Chief Executive Officer), Lars Pedersen (Chief Technology Officer), John Jørgensen (Vice President, Sales and Marketing), Hartvig Ekner (Vice President, R&D) and Daniel Temple (Senior Manager FPGA Development).

“Knowledge, to the Knowledge of the Company and words of similar import” means, the actual knowledge of any of: Hassan Parsa (Chairman), Agner Mark (Vice-Chairman), Gregory Borodathy (director), Ulrik Jørring (director), Thor Birkmand (director), Svend Tøttrup (Chief Financial Officer) and each Key Employee, in each case after reasonable inquiry.

“Law” means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its properties, assets or Representatives.

“Leased Real Property” means all real property leased, subleased or licensed to the Company or the Subsidiary or which the Company or the Subsidiary otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems and improvements located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Losses” means, subject to Section 8.9 hereof, (a) any and all deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (whether direct, indirect, incidental or consequential), diminution in value, Taxes, interest, fines and penalties and (b) costs, expenses (including reasonable legal, accounting and other costs and expenses of professionals) incurred in connection with investigating, defending, settling or satisfying any and all of the foregoing or any appeals therefrom.

“Material Adverse Effect” means any event, change, development, circumstance, occurrence, effect or state of facts that (a) is or could reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Subsidiary, taken as a whole or (b) materially impairs the ability of the Company or any of the Sellers to consummate, or prevents or materially delays, any of the transactions contemplated by this Agreement or the Ancillary Agreements or could reasonably be expected to do so; provided, however, that Material Adverse Effect shall not include any event, change, development, circumstance, occurrence, effect or state of facts (A) generally affecting the economy or the financial or securities markets in Denmark or in the global economy, (B) generally affecting the industry in which the Company and the Subsidiary operate, (C) resulting from any outbreak or escalation of hostilities or acts of war or terrorism (other than any of the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

foregoing that renders physically substantially unusable or inaccessible the Company’s principle facility located in Herlev, Denmark), (D) relating to or arising in connection with any action expressly required to be taken or expressly prohibited from being taken pursuant to the terms and conditions of this Agreement or (E) related to or arising in connection with the public announcement or pendency of the transaction contemplated by this Agreement, including but not limited to possible disruption in the Company’s commercial relationships with its customers, partners, vendors or suppliers resulting therefrom, provided, that, with respect to clauses (A), (B) and (C), the impact of such event, change, development, circumstance, occurrence, effect or state of facts is not disproportionately adverse to the Company and the Subsidiary, taken as a whole.

“NRE” means engineering costs which are recovered from customers.

“Paying Agent” means Accura Advokatpartnerselskab.

“Paying Agent Agreement” means a Paying Agent Agreement to be entered into by the Buyer, the Sellers’ Representative and the Paying Agent, in a form reasonably acceptable to the Buyer and the Sellers’ Representative, but in any event consistent with the terms and conditions of this Agreement and the Plan Participant Agreements.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Per Share Closing Purchase Price” means (a) the Closing Purchase Price, less the Plan Participant Share of the Closing Purchase Price, less the Escrow Amount, less the [* * *], divided by (b) the issued share capital of the Company as of immediately prior to the Closing.

“Plan Participants” means certain employees, directors and consultants of the Company whose names are set forth on Schedule P hereto.

“Plan Participant Agreements” means that certain Exit Transition Bonus Program established by the Company and those certain agreements and appendixes between the Company and each Plan Participant, as amended by the Acknowledgment Agreements, pursuant to which each Plan Participant is entitled to a certain amount of the Closing Purchase Price, the Underpayment, if any, and the Final Additional Consideration, if any.

“Plan Participant Share” means, with respect to the payments of each of the Closing Purchase Price, the Underpayment, if any, and the Final Additional Consideration, if any, the aggregate amount that is payable to all of the Plan Participants under the Plan Participant Agreements with respect to each such payment, assuming for these purposes that all Plan Participants are then, and remain thereafter, fully vested in such amounts pursuant to their respective Plan Participant Agreements.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Potential 280G Benefits” shall mean any potential payments or benefits which may be made or provided to any person who, with respect to the Company, is a “disqualified individual” (as such term is defined in Section 280G of the Code) in connection with the transactions contemplated by this Agreement which could reasonably be expected to constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code).

“Pre-Closing Tax Period” means any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Taxes” shall mean, without duplication, all Taxes for which the Company or the Subsidiary are liable (a) with respect to any Pre-Closing Tax Period; (b) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group prior to the Closing, (c) as a transferee or successor, by contract or pursuant to any Law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; (d) arising out of or resulting from this Agreement, in each case together with any interest, penalties and additions to Tax with respect to any of the foregoing and any Losses incurred in connection with any of the foregoing. In the case of any Straddle Period: (x) any Property Taxes for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for such entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (y) all other Taxes for the Pre-Closing Tax Period shall be determined based on an actual closing of the books used to calculate such Taxes as if such Tax Period ended as of the close of business on the Closing Date (and for such purpose, the Tax Period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time). In the case of clause (y), exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the Closing Date was the last day of the Straddle Period) shall be allocated between the portion of the Straddle Period ending on the Closing Date and the portion of the Straddle Period thereafter in proportion to the number of days in each such portion.

“Property Taxes” means all personal or real property Taxes and any other levied or assessed on the value (or variation of value) of property.

“Pro Rata Portion” means, for each Seller, (a) the number of Shares held by such Seller as of immediately prior to the Closing, divided by (b) the total number of Shares held by all Sellers as of immediately prior to the Closing.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Related Party” with respect to any specified Person, means: (a) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (b) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (c) any Immediate Family member of a Person described in the foregoing; or (d) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding voting equity or ownership interests of such specified Person.

“Representatives” with respect to any specified Person, means officers, directors, principals, employees, shareholders, members, managers, consultants, advisors, auditors, agents, bankers and other representatives.

“Return” means any and all returns, declarations, reports, statements, information returns, certificates, bills, schedules, documents, claims for refund or other written information of or with respect to any Tax which is supplied to or required to be supplied to any Governmental Authority (or to any third party to whom a Tax is required to be paid), including any and all attachments, amendments and supplements thereto.

“Revenue” means net revenue from (a) the sale or license of Company Products, (b) the sale of maintenance services with respect to Company Products, and (c) Company NRE, each as determined in accordance with GAAP and consistent with the Company’s accounting practices used prior to the Closing to prepare the Balance Sheet; provided, however, that in the event of a conflict between GAAP and such accounting practices, GAAP shall control; provided, further, that Revenue shall not include [* * *] Product Revenue (as defined in Schedule 2.5(a)(v)) that is taken into account in the calculation of additional consideration under Schedule 2.5(a)(v); and, provided, further, that in the event that any Company Product is combined with or incorporated into another Buyer product for resale rather than being sold on a “stand alone” basis (other than, for the avoidance of doubt, such combined or incorporated Company Products for which revenue is recognized as [* * *] Product Revenue (as defined in Schedule 2.5(a)(v))), there shall be taken into account as Revenue with respect to the Company Product an amount equal to the average selling price for such Company Product on a stand-alone basis for orders of similar quantities in the same fiscal quarter. For the avoidance of doubt, the Buyer may change the Company’s accounting practices following the Closing in its sole and absolute discretion, provided, that Revenue shall continue to be determined in a manner consistent with the Company’s accounting practices (to the extent not in conflict with GAAP) used prior to the Closing to prepare the Balance Sheet solely for purposes of determining whether Additional Consideration is payable pursuant to Section 2.5.

“Straddle Period” means any Tax Period beginning before the Closing Date and ending after the Closing Date.

“Subsidiary” means TPACK, Inc., a California corporation.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“Target Working Capital” means, for a given Closing Date, the amount set forth on Schedule T. For the avoidance of doubt, the parties intend that the Target Working Capital will vary depending on when the Closing Date occurs.

“Taxes” means: (a) all taxes and tax liabilities, whether actual or deferred, in respect of income taxes, corporate taxes, sales taxes, VAT, withholding taxes, stamp duties, share transfer taxes, capital gains taxes, payroll taxes, social security taxes, Property Taxes, surtaxes and all other taxes, assessments and public duties or similar charges of any kind, including any interest, penalties and additions imposed with respect to such amounts; charges of any kind whatsoever; (b) liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated consolidated combined, unitary or aggregate group or as a result of transferee or successor liability or otherwise through operation of Law; and (c) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Taxing Authority” means any Governmental Authority responsible for the assessment or collection or Taxes or the promulgation of rules or regulations pertaining to Taxes.

“Tax Period” means any period prescribed by any Governmental Authority for which a Return is required to be filed or a Tax is required to be paid.

“Transaction Expenses” means all fees and expenses payable by the Sellers, the Company or the Subsidiary in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including (a) fees and expenses payable to Pagemill Partners LLC, Accura Advokatpartnerselskab (including for its services as Paying Agent) and Pillsbury Winthrop Shaw Pittman LLP and any other attorneys, accountants, financial advisors and other professionals and bankers’, brokers’ or finders’ fees, excluding any such Persons engaged by the Buyer, and (b) fees and expenses of Deloitte LLP incurred in connection with the Translation.

“Translation” means the translation of the audited consolidated balance sheet of the Company and the Subsidiary as at December 31, 2009, and the related audited consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company and the Subsidiary, together with all related notes and schedules thereto, from compliance with Danish GAAP to compliance with GAAP, together with an audit report thereon of the Company’s independent auditors which will certify that such audit has been performed in accordance with US General Auditing and Accounting Standards (US GAAS).

“[* * *]” means an amount equal to (a) US $[* * *] being converted to US Dollars at the exchange rate in effect (as published in the Wall Street Journal) at the close of business on the Business Day that is three Business Days immediately prior to the Closing Date.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

“[* * *]” means the [* * *] as such [* * *].

“Warrants” means all warrants issued under any of (a) the general warrant program for 2002 (schedule 1 to the Company’s articles of association), (b) the general warrant program for 2003 (schedule 3 to the Company’s articles of association), (c) the general warrant program for 2004 (schedule 5 to the Company’s articles of association) or (d) the alternative warrant program for 2004 (schedule 6 to the Company’s articles of association).

“Warrant Termination Letter” means that certain letter from the Company to the holders of the Warrants in substantially the form attached hereto as Exhibit D.

“Working Capital” means current assets, less short-term liabilities, less long-term liabilities of the Company and the Subsidiary, each as determined in accordance with Danish GAAP applied on a basis consistent with the preparation of the Balance Sheet, however, with the exceptions to Danish GAAP listed in Schedule 2.3(a); provided, however, that liabilities of the Company will exclude Estimated Transaction Costs which are being paid as of the Closing and deducted from the Closing Purchase Price; and provided, further, that Working Capital shall not include any reserves for accrued vacation; and provided, further, that short-term liabilities shall include an accrual for all payroll, commissions, bonuses (including both performance and sales) and related payroll taxes earned through and including the Closing Date, with the accrual for bonuses being determined on a pro rata basis based on the number of days in the bonus period that have elapsed as of the Closing Date and assuming that one hundred percent of the target for such bonuses will be paid at the end of the applicable bonus periods; and provided, further, that the parties acknowledge and agree that “other receivables” is an estimate as of a given date based on the Company’s royalty recognition policies and that for purposes of calculating Closing Working Capital pursuant to Section 2.3(c) the Buyer’s Closing Balance Sheet shall include the “other receivables” that actually existed as of the Closing Date, to the extent determinable as of the delivery of the Closing Balance Sheet. By way of example only, the Working Capital of the Company and the Subsidiary as of August 31, 2010 would be as calculated on Schedule W based on the Sellers’ estimates as of the date hereof.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location

[* * *]	8.7
[* * *]	8.7
[* * *] Product Revenue	Schedule 2.5(a)(v)
[* * *] Revenue Opportunity	Schedule 2.5(a)(v)
Additional Consideration	2.5(a)
Additional Consideration Milestones	2.5(a)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Definition	Location

Additional Consideration Notice	2.5(b)
Adjustments Statement	2.3(c)
Agreement	Preamble
Balance Sheet	3.7(b)
Business	2.5(a)
Buyer	Preamble
Closing	2.2(a)
Closing A/R Schedule	2.3(a)
Closing Balance Sheet	2.3(c)
Closing Date	2.2(a)
Closing Working Capital	2.3(c)
Company	Preamble
Company Group Employees	5.13
Company Scheduled IP	3.15(a)
Confidential Information	5.8(b)
Confidentiality Agreement	5.8(a)
Current Lease Agreement	8.2(k)
Disclosure Schedules	Article III
Dispute	10.8
Dispute Notice	10.9(b)
Domain Registrations	3.15(a)
Environmental Laws	3.17(e)(i)
Environmental Permits	3.17(e)(ii)
Estimated A/R Schedule	2.3(a)
Estimated Adjustments Statement	2.3(a)
Estimated Closing Balance Sheet	2.3(a)
Estimated Transaction Costs	5.12
Estimated Working Capital	2.3(a)
Excess Working Capital	2.3(b)(i)
Excluded Dispute	10.9(g)
Final Additional Consideration	2.5(e)
Final Adjusted Purchase Price	2.3(f)
Final Closing Working Capital	2.3(f)
Financial Statements	3.7(a)
Fundamental Representations	8.1(a)
Indemnified Party	8.4(a)
Indemnifying Party	8.4(a)
Independent Accounting Firm	2.3(e)
Interim Financial Statements	3.7(a)
JAMS Streamlined Rules	10.9(b)
Legal Matters	Schedule 2.5(a)(iii)
Marks	3.15(a)
Material Contracts	3.18(a)

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Definition	Location

Memorandum	10.9(b)
Notice of Disagreement	2.3(d)
Notice of Objection	2.5(c)
Notifying Party	10.9(b)
Open Source Software	3.15(i)
Overpayment	2.3(g)
Patents	3.15(a)
Permits	3.9(b)
Permitted Encumbrances	3.13(a)
Plans	3.11(a)(ii)
Recalculated Adjustment	2.3(f)
Registered Copyrights	3.15(a)
Release Amount	8.7
Release Date	8.7
Responding Party	10.9(b)
Schedule of Expenses	5.12
Sellers	Preamble
Sellers’ Representative	2.4(a)
Shares	Recitals
Spreadsheet	2.7
Third Party Claim	8.4(a)
Underpayment	2.3(g)
Updated Spreadsheet	2.7
Working Capital Shortfall	2.3(b)(ii)

ARTICLE II

PURCHASE AND SALE

Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, in reliance on the representations, warranties and covenants of the parties contained herein, at the Closing the Sellers shall sell, assign, transfer, convey and deliver the Shares to the Buyer, free and clear of all Encumbrances, and the Buyer shall purchase the Shares from the Sellers, for a per Share amount equal to the Per Share Closing Purchase Price.

Section 2.2 Closing.

(a) The sale and purchase of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Accura Advokatpartnerselskab, Tuborg Boulevard 1, DK-2900 Hellerup, Denmark, at 9:00 a.m., Central European Time on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VII (other than such

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Sellers’ Representative and the Buyer mutually may agree in writing, but in any event not prior to August 30, 2010. The day on which the Closing takes place is referred to as the “Closing Date.”

(b) At the Closing, the Buyer shall deliver to each Seller, by wire transfer of immediately available funds to a bank account designated in writing by such Seller to the Buyer at least two Business Days prior to the Closing Date, an amount equal to the product of (a) the Per Share Closing Purchase Price, and (b) the number of Shares held by such Seller as of the Closing.

(c) At the Closing, the Company shall deliver a certified copy of the Company’s register of shareholders evidencing the due registration of the Buyer’s title to the Shares.

(d) At the Closing, the Buyer shall deliver to the Paying Agent, by wire transfer of immediately available funds to a bank account designated in writing by the Paying Agent to the Buyer at least two Business Days prior to the Closing Date, an amount equal to the Plan Participant Share of the Closing Purchase Price, as set forth in the Spreadsheet. Subject to the terms and conditions of the Plan Participant Agreements, such amount shall be used to satisfy the Sellers’ obligations to the Plan Participants under the Plan Participant Agreements with respect to the payment of the Closing Purchase Price and shall be paid to each Plan Participant in accordance with his or her Plan Participant Agreement.

(e) At the Closing, the Buyer shall pay the Estimated Transaction Costs by wire transfer of immediately available funds to the payees thereof in the amounts and to the accounts of such payees as set forth in the Schedule of Expenses.

(f) At the Closing, the Buyer shall deposit the Escrow Amount and the [* * *] with the Escrow Agent by wire transfer of immediately available funds, to be managed and paid out by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement.

Section 2.3 Adjustments to Base Purchase Price.

(a) Estimated Balance Sheet. At least three Business Days prior to the Closing Date, the Company shall prepare or cause to be prepared in good faith and delivered to the Buyer in form and substance reasonably acceptable to the Buyer an estimated consolidated balance sheet of the Company and the Subsidiary as of the close of business (Copenhagen time) on the Closing Date (the “Estimated Closing Balance Sheet”), together with a detailed schedule of Accounts Receivable of the Company and the Subsidiary estimated as of the Closing Date setting forth the name of each account debtor and the amount of the receivables associated with such account debtor (the “Estimated A/R

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Schedule”) and a written statement (the “Estimated Adjustments Statement”) of the Company setting forth in reasonable detail the Company’s good faith estimate of Working Capital as of the close of business on the Closing Date as reflected on the Estimated Closing Balance Sheet (the “Estimated Working Capital”). The Estimated Closing Balance Sheet, Estimated A/R Schedule and the Estimated Adjustments Statement shall be prepared in accordance with Danish GAAP applied on a basis consistent with the preparation of the Balance Sheet, however, with the exceptions to Danish GAAP listed in Schedule 2.3(a); provided, that no purchase accounting adjustments in respect of the transactions contemplated by this Agreement shall be made; and provided further, that the Estimated Working Capital shall be set forth in US Dollars and converted from Danish Kroner at an exchange rate of 0.188679 DKK/USD.

(b) Estimated Closing Date Adjustments.

(i) If the Estimated Working Capital exceeds the Target Working Capital by more than $150,000 (the amount of such excess over $150,000 being referred to herein as the “Excess Working Capital”), then the Base Purchase Price will be increased by the Excess Working Capital.

(ii) If the Estimated Working Capital is less than the Target Working Capital (the amount of such shortfall being referred to herein as the “Working Capital Shortfall”), then the Base Purchase Price will be reduced by the Working Capital Shortfall.

(iii) For the avoidance of doubt, if the Estimated Working Capital exceeds the Target Working Capital by less than $150,000, then the Base Purchase Price will not be adjusted.

(c) Delivery of Closing Balance Sheet. Within 60 days after the Closing Date, the Buyer shall prepare or cause to be prepared in good faith and delivered to the Sellers’ Representative a consolidated balance sheet of the Company and the Subsidiary as of the close of business (Copenhagen time) on the Closing Date (the “Closing Balance Sheet”), together with a detailed schedule of Accounts Receivable of the Company and the Subsidiary as of the Closing Date setting forth the name of each account debtor and the amount of the receivables associated with such account debtor (the “Closing A/R Schedule”) and a written statement (the “Adjustments Statement”) setting forth in reasonable detail Working Capital as of the Closing Date as reflected on the Closing Balance Sheet (the “Closing Working Capital”). The Closing Balance Sheet, the Closing A/R Schedule and the Adjustments Statement shall be prepared in accordance with Danish GAAP applied on a basis consistent with the preparation of the Balance Sheet, however, with the exceptions to Danish GAAP listed in Schedule 2.3(a); provided, that no purchase accounting adjustments in respect of the transactions contemplated by this Agreement shall be made; and provided further, that the Closing Working Capital shall be set forth in US Dollars and converted from Danish Kroner at an exchange rate of 0.188679 DKK/USD.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(d) Notice of Disagreement. During the 15 Business Day period following the Sellers’ Representative’s receipt of the Closing Balance Sheet, the Closing A/R Schedule and the Adjustments Statement, and thereafter until such items are finalized, the Buyer and the Company shall use their commercially reasonable efforts to provide the Sellers’ Representative and its Representatives with access to the working papers of the Buyer, the Company and the Subsidiary and their respective Representatives relating to the Closing Balance Sheet, the Closing A/R Schedule and the Adjustments Statement, and the Buyer shall cooperate with the Sellers’ Representative and its Representatives to provide them with any other information used in preparing the Closing Balance Sheet, the Closing A/R Schedule and the Adjustments Statement reasonably requested by the Sellers’ Representative or its Representatives. The Closing Balance Sheet, the Closing A/R Schedule and the Adjustments Statement shall become final and binding on the 15th Business Day following delivery thereof, unless prior to the end of such period, the Sellers’ Representative delivers to the Buyer written notice of its disagreement (a “Notice of Disagreement”) specifying the nature and amount of any disputed item. The Sellers’ Representative shall be deemed to have agreed with all items and amounts in the Closing Balance Sheet, the Closing A/R Schedule and the Adjustments Statement not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.3(e) or otherwise. Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts reflected on the Closing Balance Sheet not being calculated in accordance with this Section 2.3.

(e) Resolution. During the 10 Business Day period following delivery of a Notice of Disagreement by the Sellers’ Representative to the Buyer, the Sellers’ Representative and the Buyer in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such 10 Business Day period, the Sellers’ Representative and the Buyer shall use commercially reasonable efforts to provide each other and their respective Representatives with access to their respective working papers relating to such Notice of Disagreement, and such parties and their respective Representatives shall cooperate with each other to provide each other with any other information reasonably requested that they possess with respect to the matters addressed in such Notice of Disagreement. Any disputed items resolved in writing between the Sellers’ Representative and the Buyer within such 10 Business Day period shall be final and binding with respect to such items, and if the Sellers’ Representative and the Buyer agree in writing on the resolution of each disputed item specified by the Sellers’ Representative in the Notice of Disagreement and the amount of the Closing Working Capital, the amount so determined shall be final and binding on the parties for all purposes hereunder. If the Sellers’ Representative and the Buyer have not resolved all such differences by the end of such 10 Business Day period, the Sellers’ Representative and the Buyer shall submit to the Independent Accounting Firm (as defined below), their information detailing their views as to the correct nature and amount of each item remaining in dispute and the amount of the Closing Working Capital, and the Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Working Capital, which determination shall be final and binding on

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

the parties for all purposes hereunder. The Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.3 within the range of the difference between the Buyer’s position with respect thereto and the Sellers’ Representative’s position with respect thereto, as set forth in the Adjustments Statement and Notice of Disagreement, respectively. The determination of the Independent Accounting Firm shall be accompanied by a certificate of the Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.3. For purposes of this Section 2.3, the “Independent Accounting Firm” means a US-based international independent public accounting firm which is selected by mutual written agreement of the Sellers’ Representative and the Buyer. The Sellers’ Representative and the Buyer shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it within 20 Business Days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in any court referred to in Section 10.9(h). The costs of any dispute resolution pursuant to this Section 2.3(e), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the party that is not the substantially prevailing party as to the matters in dispute, taken as a whole.

(f) Post Closing True-Up. The calculation of Closing Working Capital, as finally determined pursuant to Section 2.3(d) and/or 2.3(e), shall be referred to herein as “Final Closing Working Capital”. Immediately upon determination of the Final Closing Working Capital, the amount by which the Base Purchase Price would have been adjusted pursuant to Section 2.3(b) had the Estimated Working Capital equaled the Final Closing Working Capital at the time of the adjustment pursuant to Section 2.3(b) shall be calculated (the “Recalculated Adjustment”). A “Final Adjusted Purchase Price” shall be calculated by adjusting the Base Purchase Price by the Recalculated Adjustment.

(g) Post Closing Payment. If the Final Adjusted Purchase Price, as calculated pursuant to Section 2.3(f), exceeds the Adjusted Purchase Price (the amount of such excess being referred to herein as the “Underpayment”), the Buyer shall pay to the Paying Agent, for the benefit of and to be distributed to the Plan Participants in accordance with and subject to the terms and conditions of their respective Plan Participant Agreements and in satisfaction of the Sellers’ obligations under the Plan Participant Agreements, an aggregate amount equal to the Plan Participant Share of the Underpayment, as set forth in the Updated Spreadsheet. In addition, the Buyer shall pay to each Seller an amount equal to the product of (i) an amount equal to (x) the Underpayment, less (y) the Plan Participant Share of the Underpayment, and (ii) such Seller’s Pro Rata Portion. If the Adjusted Purchase Price exceeds the Final Adjusted Purchase Price (the amount of such excess being referred to herein as the “Overpayment”), the Buyer shall deliver written notice to the Escrow Agent and the Sellers’ Representative specifying the amount of such Overpayment, and the Escrow Agent shall pay such amount out of the Escrow Fund to the Buyer in accordance with the terms of the Escrow Agreement. Payments by the Buyer in respect of this Section 2.3(g) shall be made within three Business Days of delivery by the Sellers’ Representative of the Updated Spreadsheet by wire transfer of immediately available funds to an account specified by the party or parties entitled to such payment.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 2.4 Sellers’ Representative.

(a) The Sellers, without any further action on the part of any of them, consent to the appointment of Vækstfonden, as the representative of the Sellers (the “Sellers’ Representative”), as the attorney-in-fact for and on behalf of each such Seller, and the taking by the Sellers’ Representative of any and all actions and the making of any decisions required or permitted to be taken by each Seller under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to the Buyer of the Escrow Fund, or any remaining portion thereof, in payment of the Sellers’ obligations pursuant to Section 2.3(g), (ii) authorize delivery to the Buyer of the Escrow Fund and/or [* * *], or any remaining portion thereof, in payment of indemnification claims by the Buyer and its Affiliates (including the Company and the Subsidiary) and the respective Representatives, successors and assigns of each of the foregoing pursuant to Article VIII, (iii) agree to, negotiate, enter into settlements and compromises of and comply with awards of arbitrators and, if applicable, orders of courts with respect to adjustments to the Base Purchase Price and/or Adjusted Purchase Price and/or indemnification claims and/or disputes relating to Additional Consideration, (iv) resolve any adjustments to the Base Purchase Price and/or Adjusted Purchase Price and/or indemnification claims and/or disputes relating to Additional Consideration, and (v) take all actions necessary in the judgment of the Sellers’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. Accordingly, the Sellers’ Representative has authority and power to act on behalf of each Seller with respect to all matters related to this Agreement and the disposition, settlement or other handling of all indemnification claims, rights or obligations arising from and taken pursuant to this Agreement including, but not limited to, the authority and power to receive notices on behalf of the Sellers. Any notice provided to the Sellers’ Representative shall be deemed to have been provided to all the Sellers. The Sellers shall be bound by all actions taken by the Sellers’ Representative in connection with this Agreement, and the Buyer, the Company and the Escrow Agent shall be entitled to rely on any action or decision of the Sellers’ Representative.

(b) The Sellers’ Representative shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and to have been signed by the proper Person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except the Sellers’ Representative’s own willful misconduct or gross negligence. In all questions arising under this Agreement, the Sellers’ Representative may rely on the advice of counsel, and the Sellers’ Representative shall not be liable to Sellers for anything done, omitted or suffered in good faith by the Sellers’ Representative based on such advice.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(c) Sellers who in the aggregate hold at least a majority of the Shares prior to the Closing shall have the right at any time to remove the then-acting Sellers’ Representative and to appoint a successor Sellers’ Representative; provided, however, that neither such removal of the then acting Sellers’ Representative nor such appointment of a successor Sellers’ Representative shall be effective until the delivery to the Buyer and to the Escrow Agent of executed counterparts of a writing signed by Sellers’ holding such majority interest in the Shares with respect to such removal and appointment, together with an acknowledgment signed by the successor Sellers’ Representative appointed in such writing that he or she accepts the responsibility of successor Sellers’ Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Sellers’ Representative. Each successor Sellers’ Representative shall have all of the power, authority, rights, privileges and obligations conferred by this Agreement upon the original Sellers’ Representative, and the term “Sellers’ Representative” as used herein and in the Escrow Agreement shall be deemed to include any successor Sellers’ Representative.

Section 2.5 Additional Consideration.

(a) Additional Consideration Milestones. The Sellers shall become entitled to the applicable additional consideration specified below upon the attainment by the Company and the Subsidiary (including any successor entity) (together, the “Business”) during the Earnout Period of the applicable milestones (the “Additional Consideration Milestones”) set forth below:

(i) an aggregate amount equal to fifty percent (50%) of all Revenue earned by the Business in excess of US$9,400,000 during the Earnout Period, provided that the amount payable pursuant to this Section 2.5(a)(i) shall in no event exceed US$3,200,000;

(ii) an aggregate amount equal to US$400,000 in the event that the aggregate Revenue earned by the Business during the Earnout Period exceeds US$16,000,000;

(iii) an aggregate amount determined in accordance with Schedule 2.5(a)(iii);

(iv) up to US$400,000 in the aggregate upon the achievement of the milestones set forth on Schedule 2.5(a)(iv) hereto; and

(v) an aggregate amount of up to US$400,000 determined in accordance with Schedule 2.5(a)(v).

The amounts to which Sellers become entitled under this Section 2.5(a) shall be referred to herein as “Additional Consideration” and shall be paid out at the time and in accordance with the procedures set forth in Section 2.5(b)-(i). Notwithstanding anything in this Agreement to the contrary, in no event will Sellers become entitled to receive in the aggregate more than US$4,400,000 in Additional Consideration pursuant to Sections 2.5(a)(i), (ii), (iv) and (v) above.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b) Additional Consideration Notice. The Buyer shall deliver notice to the Sellers’ Representative within 20 Business Days following the end of the Earnout Period (the “Additional Consideration Notice”), specifying the aggregate amount of Additional Consideration due and payable pursuant to Section 2.5(a) and showing on an item by item basis the amount of Additional Consideration due under each of subsections 2.5(a)(i) through (v).

(c) Dispute. During the 20 Business Day period following the Sellers’ Representative’s receipt of the Additional Consideration Notice, and thereafter until such items are finalized, the Buyer and the Company shall use their commercially reasonable efforts to provide the Sellers’ Representative and its Representatives with access to the working papers of the Buyer, the Company and the Subsidiary (or successors) relating to the determination of the Additional Consideration, and the Buyer shall cooperate with the Sellers’ Representative and its Representatives to provide them with any other information used to determine the Additional Consideration reasonably requested by the Sellers’ Representative or its Representatives. The Additional Consideration Notice shall become final and binding on the 20th Business Day following delivery thereof, unless prior to the end of such period, the Sellers’ Representative delivers to the Buyer written notice of its objection (a “Notice of Objection”) specifying the nature and amount of any disputed item. The Sellers’ Representative shall be deemed to have agreed with all items and amounts in the Additional Consideration Notice not specifically referenced in the Notice of Objection, and such items and amounts shall not be subject to review in accordance with Section 2.5(d) or otherwise.

(d) Resolution. During the 10 Business Day period following delivery of a Notice of Objection by the Sellers’ Representative to the Buyer, the Sellers’ Representative and the Buyer in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such 10 Business Day period, the Sellers’ Representative and the Buyer shall use commercially reasonable efforts to provide each other and their respective Representatives with access to their respective working papers relating to such Notice of Objection, and such parties and their respective Representatives shall cooperate with each other to provide each other with any other information reasonably requested that they possess with respect to the matters addressed in such Notice of Objection. Any disputed items resolved in writing between the Sellers’ Representative and the Buyer within such 10 Business Day period shall be final and binding with respect to such items, and if the Sellers’ Representative and the Buyer agree in writing on the resolution of each disputed item specified by the Sellers’ Representative in the Notice of Objection and the amount of Additional Consideration due and payable, the amount so determined shall be final and binding on the parties for all purposes hereunder. If the Sellers’ Representative and the Buyer have not resolved all such differences by the end of such 10 Business Day period, the Dispute shall be settled in accordance with the dispute resolution provisions of Section 10.9.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(e) Set Off. Notwithstanding any other provision of this Section 2.5, the Buyer shall be entitled to set off, and not pay to Sellers, amounts otherwise payable pursuant to this Section 2.5, against (i) amounts due to the Buyer pursuant to Section 2.3 in connection with an Overpayment and (ii) amounts due to the Buyer for indemnification claims pursuant to Sections 8.2(d), 8.2(e), 8.2(f), 8.2(g) or 8.2(i) or indemnification claims pursuant to Section 8.2(a) for breach of any representation or warranty in the case of fraud, intentional misrepresentation or intentional breach or breach of any Fundamental Representation or any representation or warranty under Section 3.11. The Additional Consideration, as finally determined pursuant to Section 2.5(d), less the amount the Buyer shall be entitled to set off pursuant to this Section 2.5(e), shall be referred to herein as the “Final Additional Consideration”.

(f) Payment of Final Additional Consideration. Within 10 Business Days of the delivery by the Sellers’ Representative of the Updated Spreadsheet, the Buyer shall pay (i) to the Paying Agent, for the benefit of and to be distributed to the Plan Participants in accordance with and subject to the terms and conditions of their respective Plan Participant Agreements and in satisfaction of the Sellers’ obligations under the Plan Participant Agreements, an aggregate amount equal to the Plan Participant Share of the Final Additional Consideration, as set forth in the Updated Spreadsheet. In addition, the Buyer shall pay to each Seller an amount equal to the product of (x) an amount equal to (A) the Final Additional Consideration, less (B) the Plan Participant Share of the Final Additional Consideration, and (y) such Seller’s Pro Rata Portion. Payments in respect of this Section 2.5 by the Buyer shall be made by wire transfer of immediately available funds to an account specified by the Paying Agent or the applicable Seller, as the case may be.

(g) Additional Consideration as Purchase Price. The parties acknowledge and agree that the Business’s achievement of the Additional Consideration Milestones are material factors in determining the valuation of the Company by the Buyer. The Additional Consideration payable pursuant to this Section 2.5 does not constitute payment for services, but rather constitutes part of the purchase price payable by the Buyer in connection with the purchase of the Shares and shall be treated as such for all purposes, including for tax purposes.

(h) Additional Consideration Not Transferable. No Seller may sell, exchange, transfer or otherwise dispose of its right to receive any portion of the Additional Consideration. Any transfer in violation of this Section 2.5(h) shall be null and void and shall not be recognized by Buyer.

(i) Forfeited Amounts. Any Additional Consideration that is not earned by the Sellers pursuant to this Section 2.5 will be cancelled and deemed forfeited and retained permanently by the Buyer.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(j) Control over the Business; Access to Information.

(i) During the Earnout Period, the Buyer will operate the Business in a commercially reasonable manner, having regard to industry conditions and the financial condition and prospects of the Buyer and the Business (which may include discontinuing a portion of the Business), will determine appropriate prices for the Business’ products in its sole but reasonable discretion and will refrain from taking any action not in the ordinary course of business which has as a principal purpose the avoidance or reduction of the Additional Consideration payable under this Section 2.5.

(ii) Until the end of the Earnout Period, the Buyer shall deliver to the Sellers’ Representative a semi-annual update reviewing the status of each Additional Consideration Milestone. During the 20 Business Day period following the Sellers’ Representative’s receipt of such update, the Buyer and the Company shall use their commercially reasonable efforts to provide the Sellers’ Representative and its Representatives with access to the working papers of the Buyer, the Company and the Subsidiary (or successors) relating to the determination of the status of each Additional Consideration Milestone, including without limitation, production reports and projections, backlog ledgers, purchase orders, worksheets and computations for the period under review.

(iii) Other than as set forth in this Section 2.5(j), nothing shall be deemed to limit in any manner the Buyer’s control and operation of the Business following the Closing, which control and operation shall be in Buyer’s sole and absolute discretion, including without limitation with respect to: (i) subject to Section 2.5(j)(i), determining appropriate selling prices for the Business’ products; (ii) making all employment, personnel and staffing decisions related to the Business; (iii) controlling the prosecution, settlement and compromise of the Legal Matters (as defined in Schedule 2.5(a)(iii)); (iv) determining whether or not to make capital investments in the Business, provide credit support to the Business or provide guarantees of the obligations of the Business; and (v) selling, assigning or otherwise transferring the Business or its assets.

Section 2.6 Withholding Taxes. Each of the Buyer, the Paying Agent and the Escrow Agent shall be entitled to report, deduct and withhold or cause to be withheld from any amounts payable pursuant to this Agreement, the Plan Participant Agreements or the Escrow Agreement such amounts as it determines are required to be reported, deducted and withheld with respect to the making of such payment under any applicable Tax Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement and the Escrow Agreement (as applicable) as having been paid to the applicable Person in respect of whom such deduction and withholding was made.

Section 2.7 Spreadsheet. For purposes of effecting the payments contemplated by this Article II, at least three Business Days prior to the Closing Date, the Company will provide to the Buyer a spreadsheet (the “Spreadsheet” ) in a form

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

reasonably acceptable to the Buyer, which Spreadsheet will be certified on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company as complete, correct, and in accordance with this Agreement, the Company’s stock ledgers and other records and the Plan Participant Agreements, which shall separately list, as of the Closing, (i) all holders of outstanding capital stock of the Company and their respective addresses, the class, series (if applicable), and number of Shares held by such stockholders, the amount of cash payable to such holders pursuant to this Article II at Closing, such holders’ Pro Rata Portion of the Escrow Fund and the [* * *], and the amounts to be withheld from the consideration payable to each such stockholder, if any, including the type and amount of each Tax to be withheld, (ii) all Plan Participants, the Plan Participant Share of the Closing Purchase Price, the amount of cash payable to each Plan Participant pursuant to this Article II with respect to the Plan Participant Share of the Closing Purchase Price at Closing and the amount to be withheld from such payment to each such Plan Participant, including the type and amount of each Tax to be withheld and the amount of holiday allowance to be withheld, and (iii) such other information relevant thereto which the Buyer may reasonably request. Within three Business Days following determination of each of the Underpayment, if any, and the Final Additional Consideration, if any, the Sellers’ Representative will provide to the Buyer an update of the Spreadsheet (the “Updated Spreadsheet” ), which Updated Spreadsheet will be certified on behalf of the Sellers’ as complete, correct, and in accordance with this Agreement and the Plan Participant Agreements, which shall list, as of the date of the delivery thereof, the Plan Participant Share of the Underpayment, if any, or the Final Additional Consideration, if any, as applicable, the names of all Plan Participants, the amount of cash payable to each Plan Participant pursuant to this Article II with respect to the Plan Participant Share of the Underpayment, if any, or the Final Additional Consideration, if any, as applicable, and the amount to be withheld from each such payment to each such Plan Participant, including the type and amount of each Tax to be withheld and the amount of holiday allowance to be withheld. All amounts set forth in the Spreadsheet and the Updated Spreadsheets shall be expressed in US Dollars.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLERS AND THE COMPANY

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto as Exhibit C (collectively, the “Disclosure Schedules”), with disclosure of any matters under any Schedule of the Disclosure Schedule being deemed to be disclosure under any other Schedule (whether or not specific cross references are given, but only to the extent that the applicability or relevance of such disclosure to such other Schedule is readily apparent on the face of the Disclosure Schedule), the Sellers and the Company (subject to Section 8.8) hereby jointly and severally represent and warrant to the Buyer as follows:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 3.1 Organization and Qualification.

(a) Each Seller is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to consummate the transactions contemplated by this Agreement.

(b) The Company is a limited liability company (Aktieselskab) duly organized, validly existing and in good standing under the laws of Denmark in accordance with the transcript from the Danish Commerce and Companies Agency attached as Schedule 3.1(b) to the Disclosure Schedules and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. All information on the Company and the Subsidiary subject to statutory registration with the Danish Commerce and Companies Agency has been duly and properly registered. Each of the Company and the Subsidiary (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(c) The Company has heretofore furnished to the Buyer a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of the Company and the Subsidiary. Such certificates of incorporation and bylaws or equivalent organizational documents are in full force and effect. All resolutions of the Company and the Subsidiary have been registered with the Danish Commerce and Companies Agency and/or other relevant registries. Neither the Company nor the Subsidiary is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. The transfer books and minute books of the Company and the Subsidiary that have been delivered to the Buyer prior to the date hereof are true and complete.

(d) Neither the Company or the Subsidiary has suspended its payments, entered into liquidation, whether voluntary or compulsory, or taken any similar action in consequence of insolvency, and no application/petition for such action has been filed by the Company or the Subsidiary or any third party, and to the Knowledge of the Company, no risk of such action or petition exists. Neither the Company nor the Subsidiary are insolvent. For purposes of this Section 3.1(d), “insolvent” and “insolvency” shall have the meanings given to such terms under Danish GAAP.

(e) Only the persons specified in the rules on the power to bind the Company or the Subsidiary contained in the certificate of incorporation or equivalent organizational documents of the Company or the Subsidiary are and have been entitled to bind the Company or the Subsidiary. No Seller nor any third party has the power to bind the Company or the Subsidiary and no powers of attorney have been issued to any employee of the Company or the Subsidiary or any third party providing such Persons with the power to bind the Company or the Subsidiary.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 3.2 Authority. Each Seller and the Company has full corporate or other applicable power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which such Person is a party, to perform such Person’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller and the Company of this Agreement and each of the Ancillary Agreements to which such Person is a party and the consummation by such Person of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other applicable action. This Agreement and each Ancillary Agreement to which such Person is a party has been duly executed and delivered by such Person. This Agreement and each Ancillary Agreement to which such Person is a party constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 3.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by each Seller and the Company of this Agreement and each of the Ancillary Agreements to which such Person is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of such Person, if applicable, or the Company or the Subsidiary;

(ii) conflict with or violate any Law applicable to such Person, or the Company or the Subsidiary, or by which any property or asset of such Person, or the Company or the Subsidiary, is bound or affected; or

(iii) except as set forth in Schedule 3.3(a)(iii) of the Disclosure Schedules, conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any Material Contract or any Contract to which a Seller is a party, except, with respect to the Sellers only, for any such conflicts, violations, breaches, defaults or other occurrences that do not, individually or in the aggregate, materially impair the ability of such Seller to consummate, or prevent or materially delay, any of the transactions contemplated by this Agreement or the Ancillary Agreements to which such Seller is a party or could reasonably be expected to do so.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b) None of the Company, the Subsidiary, or any Seller is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by such Person of this Agreement and each of the Ancillary Agreements to which such Person is a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company or the Subsidiary, except for (i) such filings as may be required by any applicable federal or state securities or “blue sky” laws and (ii) as may be necessary as a result of any facts or circumstances relating to the Buyer.

(c) The withdrawal of Xena Networks APS from that certain Agreement on Project [* * *] between the Company, Højteknologifonden, Enigma and DTU, dated February 26, 2009, in connection with the transactions contemplated by this Agreement, would not affect the Company’s ability to recognize the entire economic value of such agreement.

Section 3.4 Shares. The Company’s share capital is held by the Sellers as set out in Schedule 3.4 of the Disclosure Schedules (which Schedule sets forth a complete and accurate description of the number of Shares held by each Seller and each Seller’s percentage ownership interest in the Company). Each Seller is the record and beneficial owner of the Shares to be transferred by such Seller pursuant to this Agreement, free and clear of all Encumbrances. Each Seller has the right, authority and power to sell, assign and transfer such Shares to the Buyer. Upon delivery to the Buyer of the Company’s register of shareholders evidencing due registration of the Buyer’s title to the Shares and the Buyer’s payment of the amounts set forth in Section 2.2(b), the Buyer shall acquire good, valid and marketable title to the Shares, free and clear of all Encumbrances other than Encumbrances created by the Buyer.

Section 3.5 Capitalization.

(a) The nominal share capital of the Company is DKK 96,296,014, consisting of 96,296,014 shares each having a nominal value of DKK 1.00 and all of which are issued.

(b) Schedule 3.5(b) of the Disclosure Schedules sets forth, for the Subsidiary, the amount of its authorized capital stock, the amount of its outstanding capital stock, the record and beneficial owners of its outstanding capital stock and the percentage interest represented by the Company’s ownership of the Subsidiary.

(c) Except for the Shares and the outstanding capital stock of the Subsidiary set forth on Schedule 3.5(b) of the Disclosure Schedules, neither the Company nor the Subsidiary has issued or agreed to issue any: options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of the Company or the Subsidiary or obligating the Company or the Subsidiary to issue or sell any shares of capital stock of, or any other interest in, the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Company or the Subsidiary. There are no outstanding contractual obligations of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the Subsidiary or to provide funds to, or make any investment in, any other Person. There are no agreements or understandings in effect with respect to the voting or transfer of any of the capital stock of the Company or the Subsidiary.

(d) Each outstanding share of capital stock or other equity or ownership interest of the Company and the Subsidiary is duly authorized, validly issued, fully paid and nonassessable and is free of preemptive rights, and in the case of the Subsidiary, each such share or other equity or ownership interest is owned by the Company, free and clear of all Encumbrances. All of the aforesaid shares or other equity or ownership interests have been offered, sold and delivered by the Company or the Subsidiary in compliance with all applicable federal and state securities laws.

(e) The Spreadsheet and Updated Spreadsheets, when delivered as provided in Section 2.7, will be accurate and complete.

Section 3.6 Equity Interests. Neither the Company nor the Subsidiary directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest in, any Person, except the Company owns all of the equity in the Subsidiary.

Section 3.7 Financial Statements; No Undisclosed Liabilities.

(a) True and complete copies of the audited consolidated balance sheet of the Company and the Subsidiary as at December 31, 2009, December 31, 2008 and December 31, 2007, and the related audited consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company and the Subsidiary, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet of the Company and the Subsidiary as at June 30, 2010, and the related consolidated statements of income, retained earnings, stockholders’ equity and changes in financial position of the Company and the Subsidiary for the six-month period then ended (collectively referred to as the “Interim Financial Statements”), are attached hereto as Schedule 3.7(a) of the Disclosure Schedules. Each of the Financial Statements and the Interim Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company and the Subsidiary, (ii) have been prepared in accordance with Danish GAAP (and with respect to revenue and revenue recognition only, GAAP) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto) and applicable Law on good accounting practices, subject, in the case of the Interim Financial Statements, to the exceptions contained in Schedule 2.3(a), and (iii) fairly present, in all material respects, the consolidated financial position,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

results of operations and cash flows of the Company and the Subsidiary as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b) Except as and to the extent adequately accrued or reserved against in the consolidated balance sheet of the Company and the Subsidiary as at June 30, 2010 (such balance sheet, together with all related notes and schedules thereto, the “Balance Sheet”) or as set forth in Schedule 3.7(b) of the Disclosure Schedules, neither the Company nor the Subsidiary has (i) any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown and required by Danish GAAP to be reflected in a consolidated balance sheet of the Company and the Subsidiary or disclosed in the notes thereto or (ii) obligations to pay money that have actually been incurred or other financial liabilities, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by Danish GAAP to be reflected in a consolidated balance sheet of the Company and the Subsidiary or disclosed in the notes thereto, except in each case for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, that are not, individually or in the aggregate, material to the Company or the Subsidiary.

(c) In connection with the presentation of the Financial Statements, the outside legal advisors to the Company and the Subsidiary have not issued any legal letter concerning material information not disclosed in the Financial Statements.

(d) The Company’s and the Subsidiary’s books and records:

(i)	have been properly and carefully kept in conformity with applicable Law in force from time to time;

(ii)	are complete, correct and properly arranged;

(iii)	contain all material documents which must be or are usually kept by enterprises of the same nature as the Company and the Subsidiary; and

(iv)	accurately and fairly reflect the activities and assets of the Company and the Subsidiary.

Section 3.8 Absence of Certain Changes or Events. Except as set forth on Schedule 3.8 of the Disclosure Schedules, since the date of the Balance Sheet: (a) the Company and the Subsidiary have conducted their businesses only in the ordinary course consistent with past practice; (b) there has not been any event, change, development, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; (c) neither the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Company nor the Subsidiary has suffered any material loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (d) none of the Company or the Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1.

Section 3.9 Compliance with Law; Permits.

(a) Each of the Company and the Subsidiary is and has been in compliance in all material respects with all Laws applicable to it. None of the Company, the Subsidiary or any of its or their executive officers has received during the past five years, nor is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or the Subsidiary is not in compliance in any material respect with any Law applicable to it.

(b) Each of the Company and the Subsidiary is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for it to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (the “Permits”). Each of the Company and the Subsidiary is and has been in compliance in all material respects with all such Permits. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the Knowledge of the Company, threatened. The Company and the Subsidiary will continue to have the use and benefit of all Permits following consummation of the transactions contemplated hereby.

Section 3.10 Litigation. Except as set forth in Schedule 3.10 of the Disclosure Schedules, there are no outstanding, or to the Knowledge of the Company, threatened in writing, orders, judgments, injunctions, awards or decrees of any Governmental Authority against or involving the Company or the Subsidiary, any of its or their properties or assets, or against or involving any of their directors, officers or agents in their capacity as such. Except as set forth in Schedule 3.10 of the Disclosure Schedules, there are no Actions pending or, to the Knowledge of the Company, threatened, (a) against or involving the Company or the Subsidiary, any of its or their properties or assets, or against or involving any of their directors, officers, stockholders or agents in their capacity as such, or (b) seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. Except as set forth in Schedule 3.10 of the Disclosure Schedules, there is no Action by the Company or the Subsidiary pending, or which the Company or the Subsidiary has initiated or intends to initiate, against any other Person.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 3.11 Employee Benefit Plans.

(a) Schedule 3.11(a) of the Disclosure Schedules sets forth a true and complete list of:

(i) all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, profit sharing, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs, practices or arrangements, and all employment, termination, severance or other Contracts to which the Company and/or the Subsidiary and/or any Seller is a party, with respect to which the Company and/or the Subsidiary and/or any Seller has or could have any obligation or which are maintained, contributed to or sponsored by the Company and/or the Subsidiary and/or any Seller for the benefit of any current or former employee, consultant, officer or director of the Company or the Subsidiary; and

(ii) any Contracts between the Company or the Subsidiary and any employee, consultant, officer or director of the Company or the Subsidiary, including any Contracts relating in any way to a sale or other change in control of the Company or the Subsidiary (each of (i) and (ii), collectively, the “Plans”).

(b) Each Plan is in writing. The Company has furnished to the Buyer a true and complete copy of each such Plan and has delivered to the Buyer a true and complete copy of each material document prepared in connection with each such Plan, including any forms, opinions or letters with respect to each such Plan required to be filed under applicable Law or which are of a type customarily received from Governmental Authorities with respect to each such Plan. Neither the Company nor the Subsidiary has any express or implied commitment (A) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (B) to enter into any Contract to provide compensation or benefits to any individual or (C) to modify, change or terminate any Plan.

(c) Except as disclosed in Schedule 3.11(c) of the Disclosure Schedules, none of the Plans: (i) provides for the payment of separation, severance, termination or similar-type benefits to any person; (ii) obligates the Company or the Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of the transactions contemplated by this Agreement; or (iii) obligates the Company or the Subsidiary to make any payment or provide any benefit as a result of the transactions contemplated by this Agreement or (iv) have been met with claims for compensation from present and/or former employees including for insufficient employment Contracts according to the Laws of Denmark. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or the Subsidiary. Each of the Plans is subject only to the Laws of Denmark or a political subdivision thereof.

(d) Each Plan (other than employment Contracts with employees of the Company) has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including the Danish Tax Act. Each employment Contract with employees of the Company has been drafted, implemented and operated in all respects in accordance with the terms and requirements of all applicable Laws, including the Danish Tax Act. Each of the Company and the Subsidiary has performed all

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

obligations required to be performed by it and is not in any respect in default under or in violation under any Plan, nor to the Knowledge of the Company, is there any such default or violation by any other party to any Plan. No Action is pending or threatened with respect to any Plan, other than claims for benefits in the ordinary course of employment, and no fact or event exists that would give rise to any such Action.

(e) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. No Tax deduction that has been claimed has been challenged or disallowed by any Governmental Authority.

(f) No Plan is, to the Knowledge of the Company, the subject of an audit, investigation or examination by any Governmental Authority.

(g) Neither the Company nor the Subsidiary is a party to any Contract or Plan that (i) has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or the Subsidiary, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code or (ii) could obligate it to make any payments that will not be fully deductible under Section 162(m) of the Code.

Section 3.12 Labor and Employment Matters.

(a) A list of the employees of the Company and the Subsidiary broken down by employment categories (management, salaried employees, part-time employees, hourly workers, etc.) is attached as Schedule 3.12 of the Disclosure Schedules. All employees within the categories specified in Schedule 3.12 are subject to the terms of employment set forth in the standard forms of employment agreements previously provided to the Buyer; provided, that only employees working in research and development, which employees the Company believes hold positions of trust, are subject to the non-compete clause contained therein.

(b) Neither the Company nor the Subsidiary is a party to and/or has obligations under any labor or collective bargaining Contract that pertains to employees of the Company or the Subsidiary.

(c) There are no organizing activities or collective bargaining arrangements that could affect the Company or the Subsidiary pending or under discussion with any labor organization or group of employees of the Company or the Subsidiary.

(d) There is, and during the past five years there has been, no labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or threatened against or affecting the Company or the Subsidiary. Neither the Company nor the Subsidiary is a member of any employer’s association.

(e) To the Knowledge of the Company, neither the Company nor the Subsidiary has engaged or is engaging in any unfair labor practice. No unfair labor practice or labor charge or other complaint is pending or threatened with respect to the Company or the Subsidiary before any Governmental Authority.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(f) The Company and the Subsidiary have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or the Subsidiary and, to the Knowledge of the Company, are currently not liable for any arrears of wages, Taxes, penalties or other sums deemed to be a failure to comply with any applicable Laws relating to any of the Company’s or the Subsidiary’s employment relationships. Except for accrued holiday allowance and the month in which the Closing occurs, the Company and the Subsidiary have paid in full to all their respective employees or adequately accrued in accordance with Danish GAAP for all wages, salaries, commissions, bonuses, benefits and all other sums to be paid in the ordinary course of employment and due to or on behalf of such employees. Accrued holiday allowance and all such wages, salaries, commissions, bonuses, benefits and all other sums for the month in which the Closing occurs will be accrued as a current liability in the Estimated Working Capital.

Section 3.13 Title to, Sufficiency and Condition of Assets.

(a) The Company and the Subsidiary have good and valid title to or a valid leasehold interest in all of their material tangible assets, including all of the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except those sold or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice. The assets owned or leased by the Company and the Subsidiary constitute all of the assets necessary for the Company and the Subsidiary to carry on their respective businesses as currently conducted. None of the assets owned or leased by the Company or the Subsidiary is subject to any Encumbrance, other than (i) liens for current taxes and assessments not yet past due, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Company or the Subsidiary, (iii) any such matters of record, Encumbrances and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of the Company and the Subsidiary as currently conducted and (iv) Encumbrances listed on Schedule 3.13 of the Disclosure Schedule (collectively, “Permitted Encumbrances”).

(b) All tangible assets owned or leased by the Company or the Subsidiary have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted.

This Section 3.13 does not relate to real property or interests in real property, such items being the subject of Section 3.14, or to Intellectual Property, such items being the subject of Section 3.15.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 3.14 Real Property.

(a) Owned Property. The Company and the Subsidiary do not now own and have never owned any real property.

(b) Schedule 3.14(b) of the Disclosure Schedules lists the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. The Company or the Subsidiary have a valid leasehold estate in all Leased Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. All leases in respect of the Leased Real Property are in full force and effect, neither the Company nor the Subsidiary has received any written notice of a breach of default thereunder, and no event has occurred that, with notice or lapse of time or both, would constitute a material breach or default thereunder by the Company or the Subsidiary. To the Knowledge of the Company, no parcel of Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property shall remain valid and binding in accordance with their terms following the Closing.

Section 3.15 Intellectual Property.

(a) Schedule 3.15(a). of the Disclosure Schedules contains a complete and accurate list of each (i) United States or foreign registered trademark or service mark or any pending application therefor (“Marks”), (ii) United States or foreign patent or patent application (collectively, “Patents”), (iii) United States or foreign registered copyrights or pending applications for registration of copyrights (“Registered Copyrights”), and (iv) Internet domain name registration (collectively “Domain Registrations”), in each case, owned by or exclusively licensed to the Company or the Subsidiary (collectively, “Company Scheduled IP”). The Company and the Subsidiary are the sole and exclusive owners of, or have the exclusive right to use and commercially exploit without consideration, all Company Scheduled IP (other than any Company Scheduled IP that is identified in Schedule 3.15(a) of the Disclosure Schedules as being exclusively licensed to the Company) and all other Intellectual Property purportedly owned by the Company or the Subsidiary, free and clear of all Encumbrances (other than Permitted Encumbrances). No other Person has any ownership interest in any of the Intellectual Property owned by the Company or the Subsidiary. Except for “off-the-shelf” Microsoft software products, the Intellectual Property that is owned by or licensed to the Company and the Subsidiary, and will be owned and licensed to the Company and the Subsidiary immediately following the Closing, is and will be sufficient for the conduct of the respective businesses of the Company and the Subsidiary after the Closing in the same manner as such businesses were conducted before the Closing in all material respects.

(b) All registered Marks, Registered Copyrights, Patents and Domain Registrations set forth on Schedule 3.15(b) of the Disclosure Schedules are subsisting and,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

to the Knowledge of the Company, valid and enforceable, and such Schedule sets forth, as applicable: (i) the name of the owner thereof; (ii) the jurisdictions by or in which it has been issued or registered, and (iii) the registration number thereof. Except as disclosed in Schedule 3.15(b) of the Disclosure Schedules, the Company has not received any written or, to Knowledge of the Company, oral notice or claim challenging the validity or enforceability of any of such registered Marks, Registered Copyrights, Patents or Domain Registrations or alleging any misuse thereof.

(c) To the Knowledge of the Company, the Company and the Subsidiary have not infringed, violated or misappropriated, and are not infringing, violating or misappropriating, the Intellectual Property of any other Person. No Action is pending or, to the Knowledge of the Company, threatened based on an allegation that the Company or the Subsidiary has infringed, violated or misappropriated the Intellectual Property of any other Person, and except as disclosed in Schedule 3.15(c) of the Disclosure Schedules, neither the Company nor the Subsidiary has received any written or, to Knowledge of the Company, oral notice or claim notice or claim asserting that any such infringement, violation or misappropriation use is or may be occurring or has or may have occurred, nor to the Knowledge of the Company, is there a reasonable basis for any claim that the Company or the Subsidiary has infringed, violated or misappropriated the Intellectual Property of any other Person; provided that the Company makes no representation as to the extent to which it has investigated possible infringement of its Intellectual Property by third parties. No Intellectual Property owned by or, to the Knowledge of the Company, exclusively licensed to the Company or the Subsidiary is the subject of any outstanding order, writ, injunction, award, judgment, decision, directive, decree, ruling or assessment of any Governmental Authority restricting the use or exploitation thereof by the Company or the Subsidiary or restricting the licensing or disposition thereof by the Company or the Subsidiary to any Person.

(d) To the Knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company or the Subsidiary thereof has been infringed, violated, misappropriated in any material respect, or otherwise challenged or threatened. Except as disclosed in Schedule 3.15(d) of the Disclosure Schedules, no Mark or Patent owned by or, to the Knowledge of the Company, exclusively licensed to the Company or the Subsidiary is currently involved in any interference, reissue, re-examination, opposition, invalidation or cancellation proceeding and, to the Knowledge of the Company, no such proceeding is threatened.

(e) Except as disclosed in Schedule 3.15(a) of the Disclosure Schedules and except for non-exclusive and non-transferable (i) internal use licenses or (ii) licenses in connection with sales of Company Products, in each case which have been granted to customers or end users (either directly or indirectly) of the Company or the Subsidiary in the ordinary course of business, the Company has not granted any licenses or other rights to any third party with respect to any Intellectual Property owned by or exclusively licensed to the Company or the Subsidiary.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(f) The Company and the Subsidiary have taken commercially reasonable steps to protect their rights in Intellectual Property and at all times have maintained the confidentiality of all information that constitutes or constituted a trade secret of the Company or the Subsidiary. All Intellectual Property used in the conduct of the businesses of the Company and the Subsidiary that was created or developed by current or former employees, consultants or contractors of the Company or the Subsidiary has been assigned in writing to or is owned by operation of Law exclusively by the Company or the Subsidiary.

(g) Except as disclosed in Schedule 3.15(g) of the Disclosure Schedules, the Company and the Subsidiary have not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was used in the conduct of their businesses. To the Knowledge of the Company, no loss or expiration of any of the material Intellectual Property used by the Company or the Subsidiary in the conduct of their business is pending or threatened or reasonably foreseeable other than the scheduled expiration of the term of license agreements under which Intellectual Property is licensed to the Company or the Subsidiary and the expiration of the statutory term of any Company Scheduled IP.

(h) Except as set forth in Schedule 3.15(h) of the Disclosure Schedules, to the Knowledge of the Company, the execution, delivery and performance by the Company and the Sellers of this Agreement, and the consummation of the transactions contemplated hereby, will not give rise to any right of any third party to terminate or otherwise modify any of the Company’s or the Subsidiary’ rights or obligations under, any agreement under which a license of Intellectual Property is granted by or to the Company or the Subsidiary or cause the loss or impairment of the Company’s or the Subsidiary’s rights or obligations thereunder.

(i) Except as set forth in Schedule 3.15(i) of the Disclosure Schedules, all use of any “open source”, “freeware”, “shareware” or other freely available software, including any software that is licensed under the GNU GPL and the GNU LGPL (“Open Source Software”), is in full compliance with all of the licenses applicable thereto, including all copyright notice and attribution requirements. No Open Source Software that is used by the Company or the Subsidiary in the conduct of their businesses is distributed or otherwise made available to any third party.

(j) Except as disclosed in Schedule 3.15(j) of the Disclosure Schedules, no source code of any software owned by the Company or the Subsidiary has been licensed or otherwise provided to another Person and all such source code at all times has been safeguarded and protected as a trade secret of the Company or one of the Subsidiary. The software owned by and, to the Knowledge of the Company, licensed to the Company or the Subsidiary is free of any disabling codes or instructions, and any virus or other intentionally created, undocumented contaminant that may, or may be used to, access, modify, delete, damage or disable any of the Company’s or the Subsidiary’ systems or software or that may result in material damage thereto. The Company and the Subsidiary have taken reasonable steps and implemented reasonable procedures to ensure that its internal computer systems used in connection with its business are free from all such disabling codes or instructions and such contaminants.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(k) To the Knowledge of the Company, except as disclosed in Schedule 3.15(k) of the Disclosure Schedules, no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Intellectual Property owned by or exclusively licensed to the Company or the Subsidiary and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to such Intellectual Property.

Section 3.16 Taxes.

(a) All Returns required to be filed by the Company and the Subsidiary have been correctly prepared and duly and timely filed with the appropriate Governmental Authorities. All information contained in such Returns was all complete and accurate when prepared and continues to be complete and accurate. Schedule 3.16(a) of the Disclosure Schedules sets forth each jurisdiction where the Company and the Subsidiary will be required to file a Return following the Closing with respect to any Tax Period beginning prior to the Closing, including the type of Return and the type of Tax required to be paid. The Company has previously delivered or made available to the Buyer true, correct and complete copies of (i) all audit reports, letter rulings (in Danish “bindende svar”), technical advice memoranda and similar documents issued by a Taxing Authority relating to Taxes with respect to the Company or the Subsidiary and (ii) all income tax Returns and other material Returns filed by or on behalf of the Company and the Subsidiary. Each of the Company and the Subsidiary is and has been in compliance with all applicable Law pertaining to Taxes. No Person has a power of attorney with respect to Tax matters of the Company or the Subsidiary. The Company has not elected Danish cross-border tax consolidation (in Danish “international sambeskatning”).

(b) All notices required to be given for all Tax purposes and information contained in such notices was all complete and accurate when prepared.

(c) All Pre-Closing Taxes have to the effect they have fallen due prior hereto, been fully and timely paid and, with respect to Pre-Closing Taxes that have not fallen due prior hereto, provisions will be provided for as current liabilities in Final Closing Working Capital.

(d) No Taxing Authority is or will be entitled to payment of Pre-Closing Taxes other than such Taxes as may be sufficiently and specifically provided for as current liabilities in Final Closing Working Capital.

(e) No claim has been made by any Taxing Authority to the effect that the Company or the Subsidiary did not file a Return that it was required to file.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(f) Except as disclosed in Schedule 3.16(f) of the Disclosure Schedules the Company and the Subsidiary are not the subject of or involved in any Tax inquiry, audit, dispute or other proceeding, and to the Knowledge of the Company there are no circumstances which may give rise to any such event. There is no waiver of the statute of limitations with respect to Taxes currently in effect.

(g) There are no Encumbrances for Taxes, other than Permitted Encumbrances, upon the assets of the Company or the Subsidiary.

(h) All Taxes required by Law to be withheld or collected by the Company or the Subsidiary have been duly withheld or collected and, to the extent required, have been timely paid to the proper Taxing Authority. Each of the Company and the Subsidiary has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which such entity otherwise would have been obligated to collect or withhold Taxes.

(i) Schedule 3.16(i) of the Disclosure Schedules sets forth all jurisdictions in which the Company and the Subsidiary are subject to Tax, are engaged in business or have a permanent establishment.

(j) No Taxes are required to be withheld by the Company or the Subsidiary with respect to payments to Sellers pursuant to this Agreement or the Escrow Agreement.

(k) Neither the Company nor the Subsidiary (i) has liability for Taxes of any other Person, (ii) is a party to any agreement with any Person with respect to Taxes, or (iii) has received or applied for any ruling from a Governmental Authority with respect to Taxes.

(l) All charges for goods or service made between the Company and the Subsidiary satisfied all material transfer pricing requirements under applicable Law.

(m) Notwithstanding the provisions in this Section 3.16 the Sellers do not provide representations and warranties in respect of the amount of basket losses or Tax losses to be carried forward by the Company and the Subsidiary for tax purposes.

Section 3.17 Environmental Matters.

(a) Each of the Company and the Subsidiary is and has been in compliance in all material respects with all applicable Environmental Laws. None of the Company, the Subsidiary or any of its or their executive officers has received during the past five years any communication or complaint from a Governmental Authority or other Person alleging that the Company or the Subsidiary has any liability under any Environmental Law or is not in compliance with any Environmental Law. There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Authority, nor any pending or, to the Knowledge of the Company, threatened Action with respect to the Company or the Subsidiary relating to any Environmental Law.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b) Except as disclosed on Schedule 3.17 of the Disclosure Schedules, to the Knowledge of the Company, no soil on property currently or formerly leased or owned by the Company or the Subsidiary is polluted. None of the Company or the Subsidiary have polluted any soil on property currently or formerly leased or owned by the Company or the Subsidiary. Except as disclosed on Schedule 3.17 of the Disclosure Schedules, to the Knowledge of the Company, no property currently leased or owned by the Company or the Subsidiary is charted in accordance with the Danish Soil Pollution Act (in Danish: “Jordforureningsloven”), nor was any such property charted in accordance with the Danish Soil Pollution Act or registered in accordance with the Danish Waste Deposit Act (in Danish: “Affaldsdepotloven”) then in force in the period prior to the time when the Company or the Subsidiary sold the property or terminated the lease.

(c) Neither the Company nor the Subsidiary have granted or issued any guarantee or exclusion of liability for real property owned or used by the Company or the Subsidiary in the operation of their activities to a former or existing owner of such real property.

(d) Each of the Company and the Subsidiary holds all Environmental Permits necessary to carry on its respective business as currently conducted, and is and has been in material compliance therewith. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require any notice to or consent of any Governmental Authority or other Person pursuant to any applicable Environmental Law or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.

(e) For purposes of this Agreement:

(i) “Environmental Laws” means: any Laws of any Governmental Authority relating to pollution or protection of the environment, health, safety or natural resources.

(ii) “Environmental Permits” means all Permits under any Environmental Law.

Section 3.18 Material Contracts.

(a) Except as set forth in Schedule 3.18(a) of the Disclosure Schedules, neither the Company nor the Subsidiary is a party to or is or has assets that are bound by any Contract of the following nature (such Contracts as are required to be set forth in Schedule 3.18(a) of the Disclosure Schedules being “Material Contracts”):

(i) any Contract that involves a dollar amount in excess of $100,000 or extends for a period of 12 months or more and involves a dollar amount in excess of $50,000;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(ii) any employment or service Contract (x) with employees; (y) with agents who were paid in excess of $50,000 by the Company or the Subsidiary over the preceding 12 months; or (z) with consultants who are entitled to be paid in excess of $50,000 for any given project over the life of such project;

(iii) any Contract with sales or other agents, brokers, suppliers, manufacturers, distributors or dealers involving dollar amounts in excess of $50,000;

(iv) any partnership, collaboration, joint development or joint venture Contract;

(v) any lease or other occupancy or use Contract, or any options or rights of first refusal to purchase assets or properties in or relating to the business of the Company or the Subsidiary;

(vi) any lease Contract of tangible personal property with a value in excess of $50,000;

(vii) any Contract with distributors, sales representatives, sales agents, other third-party sellers or customers, giving the Company’s counterparty the right to renegotiate or require a reduction in price or refund of payments previously made in connection with the business of the Company or the Subsidiary, other than rights of return under the Company’s warranty policies provided to the Buyer;

(viii) any Contract for the borrowing or lending of money and any guaranty Contract or other evidence of indebtedness, including mortgages, other grants of security interests, guarantees or notes;

(ix) any Contract required to be disclosed under Section 3.18(a)(i) that contains any provisions requiring the Company or the Subsidiary to indemnify any other party thereto;

(x) any Contract for the sale of goods or services to any Governmental Authority;

(xi) any Contract granting any Person an Encumbrance on any of the assets of the Company or the Subsidiary;

(xii) any Plans, including those listed on Schedule 3.11(a) of the Disclosure Schedule;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(xiii) any collective bargaining or labor union Contracts to which the Company or the Subsidiary is a party;

(xiv) any non-competition Contract relating to the business of the Company or the Subsidiary or the assets of the Company or the Subsidiary or any other Contract restricting the Company’s or the Subsidiary’s right to conduct their respective businesses at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of business;

(xv) any currently effective confidentiality Contracts other than those embodied in other Material Contracts listed under the other provisions of this Section 3.18;

(xvi) any Contracts with customers;

(xvii) any inbound or outbound license agreements with respect to Intellectual Property; or

(xviii) any Contract relating to settlement of any Action within the past three years.

(b) Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect. Except as disclosed in Schedule 3.18(b) of the Disclosure Schedules, none of the Company or the Subsidiary or, to the Knowledge of the Company, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor has the Company or the Subsidiary received any claim of any such breach, violation or default. The Company has delivered or made available to the Buyer true and complete copies of all Material Contracts, including any amendments thereto.

Section 3.19 Affiliate Interests and Transactions.

(a) No Related Party of the Company or the Subsidiary owns, directly or indirectly, any equity or other financial or voting interest in any supplier, licensor, lessor, distributor, independent contractor or customer of the Company or the Subsidiary or their business.

(b) Except for this Agreement, the Employment Agreements and as set forth on Schedule 3.19(b) of the Disclosure Schedules, there are no Contracts between the Company or the Subsidiary, on the one hand, and any Related Party of the Company or the Subsidiary, on the other hand.

Section 3.20 Insurance. Schedule 3.20 of the Disclosure Schedules sets forth a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance of any kind maintained with respect to the Company or the Subsidiary, together with the carriers and liability limits for each such

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

policy and any outstanding claim thereunder. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. Neither the Company nor the Subsidiary has received notice of default under any such policies, and has not received notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any such policy.

Section 3.21 Brokers. Except for Pagemill Partners LLC, the fees of which will be paid by the Sellers, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any of the Sellers or the Company or the Subsidiary.

Section 3.22 Warranties. Except as set forth in Schedule 3.22(a) of the Disclosure Schedules, neither the Company nor the Subsidiary has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or the Subsidiary. The Financial Statements and Interim Financial Statements reflect and provide in accordance with Danish GAAP adequate reserves in respect of all warranties or indemnities relating to such products, technology or services. Except as set forth in Schedule 3.22(b) of the Disclosure Schedules, neither the Company nor the Subsidiary has received a written claim within the last three years for or based upon breach of product or service warranty or guaranty or similar claim, strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability, including or arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of its services, other than ordinary course returns of product for service, replacement or repair.

Section 3.23 Suppliers; Distributors.

(a) Except as set forth in Schedule 3.23(a) of the Disclosure Schedules, neither the Company nor the Subsidiary has received any notice, oral or written, or has any Knowledge that any significant supplier, including, without limitation, any sole source supplier, shall not sell raw materials, supplies, merchandise and other goods to the Company or the Subsidiary at any time after the Closing on terms and conditions substantially similar to those used in its current sales to the Company or the Subsidiary, subject only to general and customary price increases, unless comparable raw materials, supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions.

(b) Except as set forth in Schedule 3.23(b) of the Disclosure Schedules, neither the Company nor the Subsidiary has received any notice, oral or written, or has any Knowledge that any distributors, sales representatives, sales agents, other third-party sellers or customers that individually account for greater than $50,000 in sales revenue over the 12 month period preceding the date hereof shall not sell, market or purchase the products or services of the Company or the Subsidiary at any time after the Closing on terms and conditions substantially similar to those used in the current sales, distribution and customer contracts of the Company or the Subsidiary.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 3.24 Accounts Receivable. Except as set forth in Schedule 3.24 of the Disclosure Schedules, all of the accounts and notes receivable of the Company and the Subsidiary set forth on the Financial Statements and Interim Financial Statements (net of the applicable reserves reflected therein) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm’s length transactions.

Section 3.25 Bank Accounts. Schedule 3.25 of the Disclosure Schedules sets forth a true and complete list of (a) all bank accounts or safe deposit boxes under the control or for the benefit of the Company or the Subsidiary, (b) the names of all persons authorized to draw on or have access to such accounts and safe deposit boxes and (c) all outstanding powers of attorney or similar authorizations granted by the Company or the Subsidiary, copies of which have been furnished to the Buyer.

Section 3.26 Minute Books. The minutes of the proceedings of meetings and written actions of the Board of Directors and stockholders of the Company and the Subsidiary provided to the Buyer are the only minutes of the Company and the Subsidiary as of the date of this Agreement and contain accurate summaries of all meetings and actions by written consent of the Board of Directors (or committees thereof) of the Company and the Subsidiary and of all meetings and actions by written consent of the stockholders of the Company and the Subsidiary, since the time of incorporation of the Company or the Subsidiary (including any predecessor entities), as applicable.

Section 3.27 Disclosure. None of the representations or warranties of the Sellers or the Company contained in this Agreement or any Ancillary Agreement and none of the information contained in any schedule, certificate, or other document delivered pursuant hereto or thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Sellers as follows:

Section 4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

Section 4.2 Authority. The Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and each of the Ancillary Agreements to which the Buyer is a party has been, duly and validly executed and delivered by the Buyer. This Agreement and each of the Ancillary Agreements to which the Buyer is a party constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which the Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or violate the certificate of incorporation or bylaws of the Buyer;

(ii) conflict with or violate any Law applicable to the Buyer; or

(iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any Contract to which the Buyer is a party, except for any such conflicts, violations, breaches, defaults or other occurrences that do not, individually or in the aggregate, materially impair the ability of the Buyer to consummate, or prevent or materially delay, any of the transactions contemplated by this Agreement or the Ancillary Agreements to which the Buyer is a party or could reasonably be expected to do so.

(b) The Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which the Buyer is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) such filings as may be required by any applicable federal or state securities or “blue sky” laws, and (ii) as may be necessary as a result of any facts or circumstances relating to the Buyer.

Section 4.4 Brokers. Except for Signal Hill Capital Group LLC, no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 4.5 Availability of Funds. The Buyer has sufficient funds to satisfy its obligations as specified in Article II of this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business Prior to the Closing. Between the date of this Agreement and the Closing, unless the Buyer shall otherwise agree in writing, the Company and the Subsidiary shall conduct their businesses only in the ordinary course of business consistent with past practice, and shall use their commercially reasonable efforts to preserve substantially intact their business organization and assets, keep available the services of their current officers, employees and consultants and preserve their current relationships with customers, suppliers and other Persons with which the Company or the Subsidiary has significant business relations to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing. By way of amplification and not limitation and except as set forth in the Disclosure Schedules (with specific reference to the applicable subsection below), between the date of this Agreement and the Closing, the Company shall not, and the Sellers shall cause each of the Company and the Subsidiary not to, do or propose to do, directly or indirectly, any of the following without the prior written consent of the Buyer:

(a) amend or otherwise change the certificate of incorporation, bylaws or equivalent organizational documents of the Company or the Subsidiary;

(b) issue, deliver, sell, pledge, dispose of or otherwise subject to any Encumbrance (i) any shares of capital stock, any other voting securities or any equity equivalents of the Company or the Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares, voting securities or equity equivalents, or (ii) any properties or assets of the Company or the Subsidiary, other than sales or transfers of inventory in the ordinary course of business consistent with past practice;

(c) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of the shares of capital stock of the Company or the Subsidiary, or otherwise make any payments to holders of such shares in their capacity as such, (ii) split, combine or reclassify any of the shares of capital stock of the Company or the Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for such shares, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or the Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(d) acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or enter into any joint development, strategic alliance, exclusive dealing, noncompetition or similar Contract;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or the Subsidiary, or otherwise alter the Company’s or the Subsidiary’s corporate structure;

(f) other than drawing down an aggregate of up to $50,000 on lines of credit in effect as of the date hereof, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person;

(g) create or form a subsidiary or make any loans, advances or capital contributions to, or other investments in, any Person;

(h) amend, waive, modify or consent to the termination of any Material Contract required to be disclosed under Section 3.18(a)(i), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), (xiv), (xvi), (xvii) or (xviii), or amend, waive, modify or consent to the termination of the Company’s or the Subsidiary’s rights thereunder, or enter into any Contract that would be such a Material Contract if entered into as of the date hereof;

(i) authorize, or make any commitment with respect to, any single capital expenditure that is in excess of $25,000 or capital expenditures that are, in the aggregate, in excess of $50,000 for the Company and the Subsidiary taken as a whole;

(j) purchase any real property;

(k) knowingly violate in any material respect or knowingly fail to perform in any material respect any obligation or duty imposed by any applicable Law;

(l) hire additional employees, consultants or other independent contractors, increase the compensation payable or to become payable or the benefits provided to directors, officers or employees of the Company or the Subsidiary, or grant any severance or termination payment to, loan or advance any amount to, any director, officer or employee of the Company or the Subsidiary, or establish, adopt, enter into or amend, or take action to enhance in any material respect or accelerate any rights or benefits under, any Plan;

(m) enter into any Contract or any other transaction with any Related Party of the Company or the Subsidiary;

(n) make any change in any method of accounting or accounting practice or policy;

(o) make, change or revoke any material election in respect of Taxes; including any election to change the Tax status of the Company or the Subsidiary, adopt or

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

change any accounting method in respect of Taxes; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing or similar agreement; file or cause to be filed any amended Return; consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; except to the extent required by Law and disclosed to the Buyer prior to the Closing Date, take any position or adopt any Tax accounting method that is inconsistent with methods used in preparing or filing Returns for similar Taxes in prior periods; file or cause to be filed a material claim for refund of Taxes previously paid; or grant any power of attorney with respect to Taxes;

(p) commence any Action with respect to any material Tax liability or settle or compromise any Tax liability;

(q) commence any Action (other than those covered by (p) above) or settle or compromise any other Actions;

(r) fail to file in a timely manner any Returns that become due or fail to pay any Taxes that become due;

(s) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Balance Sheet or subsequently incurred in the ordinary course of business consistent with past practice;

(t) cancel, compromise, waive or release any right or claim other than in the ordinary course of business consistent with past practice;

(u) permit the lapse of any existing policy of insurance relating to the business or assets of the Company or the Subsidiary;

(v) permit the disclosure of any material Intellectual Property or other material intangible asset used in the business of the Company or the Subsidiary, other than under appropriate non-disclosure agreements;

(w) permit the abandonment or lapse of any right relating to Intellectual Property or any other intangible asset used in the business of the Company or the Subsidiary;

(x) sell or license to any third party any of the Intellectual Property or other intangible assets used in the business of the Company or the Subsidiary, other than non-exclusive licenses in the ordinary course of business;

(y) accelerate the collection of or discount any accounts receivable, delay the payment of accounts payable or defer expenses, reduce inventories or otherwise increase cash on hand, except in the ordinary course of business consistent with past practice;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(z) enter into any formal or informal Contract, or otherwise make a commitment to do any of the foregoing.

Section 5.2 Covenants Regarding Information. From the date hereof until the Closing Date, the Company shall, and the Sellers shall cause the Company and the Subsidiary to, afford the Buyer and its Representatives complete access (including for inspection and copying) at all reasonable times to the Representatives, properties, offices, plants and other facilities, books and records of the Company and the Subsidiary, and shall furnish the Buyer with such financial, operating and other data and information as the Buyer may reasonably request; provided, however, that the Buyer shall not have access to any trade secrets or material Intellectual Property of the Company and the Subsidiary before the Closing.

Section 5.3 Exclusivity. The Sellers and the Company agree that between the date of this Agreement and the earlier of the Closing and the termination of this Agreement, the Company and the Sellers shall not, and shall take all action necessary to ensure that none of the Company, the Subsidiary or any of their respective Affiliates or Representatives shall:

(a) solicit, assist, initiate, consider, encourage, make or accept any proposals, offers or inquiries from any Person (other than the Buyer and its Affiliates) (i) relating to any direct or indirect acquisition or purchase of all or any portion of the capital stock or securities convertible into or exchangeable for the capital stock of the Company or the Subsidiary or direct or indirect sale or exclusive license of assets of the Company or the Subsidiary, other than inventory to be sold in the ordinary course of business consistent with past practice, (ii) to enter into any merger, consolidation or other business combination relating to the Company or the Subsidiary, (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company or the Subsidiary, or (iv) to enter into any partnership or joint venture with or investment in the Company or the Subsidiary; or

(b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person (other than the Buyer and its Affiliates) any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the actions set forth in Section 5.3(a).

The Company and the Sellers immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the actions set forth in Section 5.3(a). The Company and the Sellers shall notify the Buyer promptly, but in any event within 48 hours, if any such proposal or offer, or any inquiry or other

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

contact with any Person with respect thereto, is made. Any such notice to the Buyer shall indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company and the Sellers shall not, and the Sellers shall cause the Company and the Subsidiary not to, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Sellers or the Company or the Subsidiary is a party, without the prior written consent of the Buyer.

Section 5.4 Plan Participant Agreements. The Sellers shall use commercially reasonable efforts to cause each Plan Participant to execute and deliver an Acknowledgement Agreement agreeing to the terms and conditions thereof. Each Seller shall execute a counterpart of each Acknowledgement Agreement agreeing to the terms thereof, including, without limitation, assuming the Company’s obligations thereunder and discharging the Company from all obligations relating thereto. The Sellers agree to cause the Paying Agent to distribute the Plan Participant Share of the Closing Purchase Price, the Plan Participant Share of the Underpayment, if any, and the Plan Participant Share of the Final Additional Consideration, if any, to the Plan Participants in accordance with the terms of the Plan Participant Agreements, and to make all withholdings from such payments (including for Taxes and holiday allowance) required to be withheld by applicable Law. In the event that the Sellers or the Paying Agent withhold amounts pursuant to the Plan Participant Agreements, including without limitation, on account of a portion of the Sellers’ proceeds being placed into the Escrow Fund and [* * *], such withheld amounts shall be held, distributed and forfeited in a manner consistent with the Plan Participant Agreements, including without limitation, being subject to forfeiture only at the same time and in the same proportionate amount as the portion of the Sellers’ proceeds placed into the Escrow Fund or [* * *], as the case may be, that are then subject to forfeiture.

Section 5.5 Notification of Certain Matters; Supplements to Disclosure Schedules.

(a) The Sellers’ Representative (to its actual knowledge) and the Company shall give prompt written notice to the Buyer of (i) any event, change, development, circumstance, occurrence, effect or state of facts the occurrence or non-occurrence of which would cause any representation or warranty of any of the Sellers or the Company contained in this Agreement or any Ancillary Agreement to be untrue or inaccurate in any material respect, if made on or immediately following the date of such event, change, development, circumstance, occurrence, effect or state of facts, (ii) the occurrence of any Material Adverse Effect, (iii) any failure of the Sellers, the Company, the Subsidiary or any of their respective Affiliates to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any event or condition that would otherwise result in the nonfulfillment of any of the conditions to Buyer’s obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or (v) any Action pending or, to the Knowledge of the Company, threatened against a party or the parties relating to the transactions contemplated by this Agreement or any Ancillary Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b) The Company and the Sellers’ Representative shall supplement the information set forth on the Disclosure Schedules with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to correct any information in the Disclosure Schedules or in any representation or warranty of any of the Sellers or the Company which has been rendered inaccurate thereby promptly following discovery thereof. No such supplement shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 7.3, the compliance by the Company or any Seller with any covenant set forth herein or the Buyer’s rights to indemnification pursuant to Section 8.2.

Section 5.6 Release of Obligations. The Sellers, on or prior to the Closing, shall execute and deliver to the Company, for the benefit of the Company and the Subsidiary, a general release and discharge, in form and substance satisfactory to the Buyer, releasing and discharging the Company and the Subsidiary from any and all obligations, including without limitation, to pay or indemnify the Sellers, guarantee or secure their obligations or otherwise hold them harmless pursuant to any Contract (other than this Agreement and the Ancillary Agreements) entered into prior to the Closing, effective at the Closing.

Section 5.7 Resignations. The Company will deliver at or prior to the Closing the resignations, effective as of the Closing Date, of (a) all of the members of the board of directors of the Company and the Subsidiary, effective as of the Closing, and (b) all of the officers of the Company and the Subsidiary that the Buyer specifies in writing to the Company prior to the Closing Date.

Section 5.8 Confidentiality.

(a) Each of the parties shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby pursuant to the terms of the Non Disclosure Agreement dated January 29, 2010, as amended, between the Buyer and the Company (the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing Date, at which time such Confidentiality Agreement and the obligations of the parties under this Section 5.8(a) shall terminate. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(b) From and after the date hereof, the Sellers shall not, and shall cause their respective Affiliates and Representatives not to, use for its or their own benefit or divulge or convey to any third party, any Confidential Information; provided, however, that the Sellers or their respective Affiliates may furnish such portion (and only such portion) of the Confidential Information as such Person reasonably determines it is legally obligated to disclose if: (i) it receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority; (ii) to the extent not inconsistent with such request, it notifies the Buyer of the existence, terms and circumstances surrounding such request and consults with the Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request; (iii) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information; and (iv) disclosure of such Confidential Information is required to prevent such Person from being held in contempt or becoming subject to any other penalty under applicable Law. For purposes of this Agreement, “Confidential Information” consists of all information and data relating to the Company or the Subsidiary (including any information relating to the plans of the Buyer and its Affiliates relating thereto), the Buyer or any of its Affiliates, this Agreement, the Ancillary Agreements, the transactions contemplated hereby or thereby or the terms hereof or thereof, other than, in each case, data or information that is or becomes available to the public other than as a result of a breach of this Section, and whether furnished or disclosed to a party hereunder prior to or after the date hereof.

Section 5.9 Consents and Filings; Further Assurances.

(a) The Company, the Sellers and the Buyer shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Law and (iii) have vacated, lifted, reversed or overturned any order, decree, ruling, judgment, injunction or other action (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, conditions, makes illegal or otherwise restricts or prohibits the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. In furtherance and not in limitation of the foregoing, the Company and the Sellers shall permit the Buyer reasonably to participate in the defense and settlement of any Action relating to this Agreement or the transactions contemplated hereby, and the Company and the Sellers shall not settle or compromise any such Action without the Buyer’s written consent. Notwithstanding anything herein to the contrary, the Buyer shall not be required by this Section to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (A) require the divestiture of any assets of the Buyer, the Company or any of their respective Affiliates,

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(B) limit the Buyer’s freedom of action with respect to, or its ability to consolidate and control, the Company and the Subsidiary or any of their assets or businesses or any of the Buyer’s or its Affiliates’ other assets or businesses or (C) limit the Buyer’s ability to acquire or hold, or exercise full rights of ownership with respect to, the Shares.

(b) The Sellers shall or shall cause the Company and the Subsidiary to give promptly such notice to third parties and obtain such third party consents and estoppel certificates as the Buyer may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. The Buyer shall cooperate with and assist the Sellers in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Buyer shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or consent to any change in the terms of any agreement or arrangement that the Buyer in its sole discretion may deem adverse to the interests of the Buyer or the Company or the Subsidiary.

(c) The Sellers and the Buyer agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Company or the Subsidiary any right or benefit under any lease, license, commitment or other Contract to which the Company or the Subsidiary, as applicable, is a party is not obtained prior to the Closing, the Sellers will, subsequent to the Closing, cooperate with the Buyer, the Company or the Subsidiary, as applicable, in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

(d) From time to time after the Closing, and for no further consideration, each of the parties shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 5.10 Public Announcements. Following the date hereof, none of the Company, the Sellers or any of their respective Affiliates or Representatives shall issue any press release or make any public statement prior to obtaining the Buyer’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law; provided, however, that following the Closing (a) the Company and its respective Affiliates and Representatives may make any press release or public statement; (b) the Sellers and their respective Affiliates and Representatives may make any press release or public statement if it contains only such information as has already been disclosed by the Buyer or any of its Affiliates or Representatives; and (c) the Sellers and their respective Affiliates and Representatives may make a press release or public statement not covered by clause (b) upon the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the parties agree that the Sellers and their respective Affiliates may (i) share

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

information concerning the transaction on a confidential basis with their respective financial, accounting and legal advisors and (ii) provide to their respective partners, investors and Affiliates in confidential reports information concerning such Seller or Affiliate’s purchase price of (cost basis in) Company shares and the net and gross proceeds resulting from the transaction.

Section 5.11 Retention Payments. Following the Closing Date and subject to approval by the Buyer’s Board of Directors, the Buyer will grant equity based awards to then current employees of the Company and the Subsidiary, which equity based awards shall have an aggregate grant date fair market value of approximately $[* * *], with the actual value being determined by the Buyer in its sole discretion, but in any event no less than $[* * *]. The equity based awards to be granted pursuant to this Section 5.11: (a) shall be in the form customarily granted by the Buyer to its own employees and subject to the terms and conditions of Buyer’s standard equity compensation plans and related equity grant documentation, in each case with such modifications as are reasonably necessary to comply with applicable Law, (b) shall be allocated among employees of the Company and the Subsidiary in the manner determined by the Buyer in its sole discretion, (c) shall be granted only to current employees of the Company as of the date of grant and (d) may be subject to such additional conditions as the Buyer may reasonably impose, including the execution of employment agreements and related documentation satisfactory to the Buyer. The equity based awards described herein shall be subject in all cases to compliance with applicable Law, including the securities laws of Denmark.

Section 5.12 Transaction Expenses. Within three Business Days prior to the Closing Date, the Sellers’ Representative shall provide to the Buyer an itemized schedule (the “Schedule of Expenses”) containing a good faith estimate of the Transaction Expenses theretofore incurred (whether or not invoiced) and that are expected to be incurred as of or otherwise in connection with the transactions contemplated hereby and to be unpaid as of the Closing before giving effect to the payment of Transaction Expenses by the Buyer pursuant to Section 2.2(g) (the “Estimated Transaction Costs”), together with a certificate of an officer of the Sellers’ Representative certifying on behalf of the Sellers’ Representative as to the accuracy and completeness of the Schedule of Expenses. The Schedule of Expenses shall set forth the names of the parties to which Estimated Transactions Costs are owed, the amounts owed to each such party and the wire transfer instructions for the account of each such party to which Estimated Transaction Costs will be paid. The Estimated Transaction Costs shall be expressed both in the local currency in which they are payable and in United States Dollars and, to the extent payable other than in US Dollars, converted at the exchange rate in effect (as published in the Wall Street Journal) at the close of business on the Business Day that is three Business Days immediately prior to the Closing Date. The Sellers hereby assume, and agree to thereafter pay when due and discharge, all obligations and liabilities related to the Transaction Expenses, either as a deduction to the Closing Purchase Price or pursuant to Article VIII.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 5.13 Non-Solicit; No Hire. For a period of six months following the Closing, each Seller shall not, and shall use its commercially reasonable efforts to cause its Representatives and any majority owned Affiliates not to, directly or indirectly through any Person in which such Seller, majority owned Affiliate or Representative is actively involved (including without limitation, as a director or officer of a portfolio company), anywhere in the world:

(a) solicit, induce or recruit any person who at any time on or after the date of this Agreement is a Company Group Employee (as hereinafter defined) to leave his or her employment with the Company and the Subsidiary; provided, that the foregoing shall not prohibit a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at Company Group Employees.

(b) hire any Company Group Employee, without the prior written consent of the Buyer.

For purposes of this Section 5.13, “Company Group Employees” means, collectively, officers, directors and employees of the Company and the Subsidiary and persons acting under any management, service, consulting or similar Contract with any of the foregoing.

Section 5.14 Customers; Suppliers. Prior to the Closing, the Company and the Sellers shall use commercially reasonable efforts to facilitate meetings between customers and suppliers of the Company and the Subsidiary on the one hand and the Buyer and its Representatives on the other hand which are reasonably requested by the Buyer. Notwithstanding any provision of this Agreement to the contrary, prior to the Closing, the Buyer and its respective Affiliates and Representatives shall not contact any of the customers or suppliers of the Company without the written consent of the Company (such written consent not to be unreasonably withheld, conditioned or delayed).

Section 5.15 280G. Prior to the Closing, the Company shall deliver to the Buyer its calculation of Potential 280G Benefits and shall use its best efforts to (a) subject all Potential 280G Benefits to stockholder approval (including obtaining waivers from “disqualified individuals” (as such term is defined in the Treasury Regulations promulgated under Section 280G of the Code) where necessary), (b) submit for stockholder approval, as described in Section 280G(b)(5) of the Code and Regulations §1.280G-1 thereunder, all Potential 280G Benefits, and (c) obtain such stockholder approval for all Potential 280G Benefits or, if the requisite stockholder approval is not obtained, provide for the agreed waiver from any “disqualified individuals” and reductions of appropriate amounts of Potential 280G Benefits by “disqualified individuals” so that no amounts are subject to the deduction limitations of Section 280G of the Code and the excise tax under Section 4999 of the Code.

Section 5.16 Translation. From and after the date hereof, the Sellers shall use their best efforts to take such steps as the Buyer reasonably determines to be necessary with respect to the Translation in order for the Translation to be completed within sixty

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

days following the Closing. From and after the date hereof, the Sellers shall use their commercially reasonable best efforts to cause employees of the Company from whom the Company’s independent auditors request management representation letters in connection with the Translation to provide such letters.

Section 5.17 Key Supplier Agreement. Prior to the Closing, the Buyer shall use its commercially reasonable best efforts to facilitate the entering into by the Company, the Buyer and [* * *] of a binding Contract substantially consistent with that certain Memorandum of Understanding, dated [* * *], among the Company, the Buyer and [* * *]; provided, however, that the Buyer shall have no obligation to give any consideration to [* * *] in order to accomplish the foregoing.

Section 5.18 Warrant Termination Letters. From and after the date hereof (including, for the avoidance of doubt, following the Closing), the Sellers shall use their best efforts to cause each holder of a Warrant to execute and deliver a Warrant Termination Letter; provided, however, that the Sellers shall have no obligation to give any consideration to any holder of Warrants in order to accomplish the foregoing.

Section 5.19 Post Closing Reorganization. From and after the Closing and prior to the undertaking of any extraordinary corporate event (including a merger, reorganization, consolidation or liquidation of the Company (or its successors)) the principal purpose of which is to effect the termination or cancellation of the Warrants or the share capital issued upon the exercise thereof, the Buyer shall obtain the approval of the Sellers’ Representative (such approval not to be unreasonably withheld, conditioned or delayed) as to the structuring and implementation of such extraordinary corporate event to the extent related to the preservation of Tax attributes (including NOLs).

ARTICLE VI

TAX MATTERS

Section 6.1 Tax Returns.

(a) Returns for Tax Periods Ending on or Before the Closing Date. The Sellers’ Representative shall timely prepare or cause to be prepared all Returns required to be filed by or with respect to the Company and the Subsidiary for all periods ending on or prior to the Closing Date, other than any United States income tax Returns. The Sellers’ Representative shall pay or cause to be paid, from sources other than the Escrow Fund, all Taxes shown as due with respect to all such Returns. For the avoidance of doubt, the Sellers shall not incur any payment obligation for Taxes which have been sufficiently and specifically identified as a current liability in Final Closing Working Capital. All such Returns shall be prepared in a manner consistent with past practice except as otherwise required by applicable Law. The Sellers’ Representative shall provide such Returns to the Buyer in a form ready for filing no less than fourteen (14) Business Days prior to the due date thereof. The Sellers’ Representative shall make such changes to such Returns as the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Buyer may reasonably request. The Sellers’ Representative shall provide any such revised Returns to the Buyer in a form ready for execution no less than three (3) Business Days prior to the due date thereof and the Buyer shall file or cause such Returns (as so changed, if applicable) to be filed.

(b) Straddle Period Returns. The Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all Returns relating to Straddle Periods. The Buyer shall provide such Returns to, and make such reasonable changes as may be requested by, the Sellers’ Representative, consistent with the obligations of the Sellers’ Representative set forth in Section 6.1(a) with respect to Returns for periods ending on or prior to the Closing Date. The Buyer shall pay or cause to be paid all Taxes due with respect to all Returns relating to Straddle Periods, provided, that the Sellers’ Representative shall reimburse the Buyer, from sources other than the Escrow Fund, for all Pre-Closing Taxes shown as due with respect to all such Returns except to the extent the liability for such Taxes was reflected as a liability in the calculation of Final Closing Working Capital. All such Returns shall be prepared in a manner consistent with past practice except as otherwise required by applicable Law.

(c) Cooperation and Assistance. The Buyer and the Sellers’ Representative shall provide each other with such cooperation and assistance as may be reasonably requested and at the requesting party’s expense (but only with respect to out-of-pocket third party costs reasonably incurred) in connection with the preparation of any Return, any audit or other examination by any Taxing Authority, or any judicial or administrative proceedings relating to liability for Taxes for which the Company or the Subsidiary are liable, and until the seventh (7th) anniversary of the Closing Date, each will retain and provide the others with any records or information which may be necessary for such Return audit, or examination, proceedings or determination. The Buyer and the Sellers’ Representative further agree, upon reasonable request and at the sole cost of the requesting Person, to (i) use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person with respect to Taxes and (ii) take any other actions reasonably requested, in each case, as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, Taxes arising out of this Agreement).

Section 6.2 Buyer’ Use. Nothing in this Agreement shall be construed to require the Buyer to make any additional payment to the Sellers for the use of any Tax credit (including any excess foreign tax credits), Tax deduction, net operating loss or other Tax attribute of the Company or the Subsidiary.

Section 6.3 Transfer Taxes. All transfer, documentary, sales, use, real property gains, stamp, registration, and other such Taxes incurred in connection with this Agreement shall be paid by the Sellers. The Sellers’ Representative and the Buyer shall cooperate in its preparation and filing of all necessary Returns and other documentation with respect to all such Taxes.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 6.4 Certain Elections. In no event may the Sellers’ Representative or the Sellers make or permit to be made any election with respect to Taxes (other than elections made in the ordinary course of business consistent with past practices of the Company) that could have an affect on the Tax attributes of the Company or the Subsidiary in any period ending on or following the Closing Date without the advance prior written consent of the Buyer.

ARTICLE VII

CONDITIONS TO CLOSING

Section 7.1 General Conditions. The respective obligations of the Buyer and the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by the Buyer or the Sellers’ Representative in its sole discretion (provided, that such waiver shall only be effective as to the obligations of such party, and in the case of a waiver by the Sellers’ Representative, the Sellers):

(a) No Injunction or Prohibition. No Action shall have been taken and no Law shall have been enacted or deemed applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, and no temporary or permanent restraining order or preliminary or permanent injunction or other order shall have been issued by, any Governmental Authority, that in effect would enjoin, restrain, condition, make illegal or otherwise prohibit the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement.

Section 7.2 Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Sellers’ Representative in its sole discretion:

(a) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto shall be true and correct in all material respects both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all material respects as of such specified date.

(b) Covenants. The Buyer shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, in all material respects.

(c) Escrow Agreement. The Buyer and the Escrow Agent shall have entered into the Escrow Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(d) Paying Agent Agreement. Prior to the Closing, the Buyer shall enter into the Paying Agent Agreement.

Section 7.3 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Buyer in its sole discretion:

(a) Representations and Warranties. The representations and warranties of the Sellers and the Company contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except to the extent that the failure to be true and correct, individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect; provided, however, for purposes of this Section 7.3(a) the representations and warranties of the Sellers and the Company shall be construed as if they did not contain any qualification that refers to materiality, Material Adverse Effect or words of similar import and without giving effect to subsequent supplements or updates to the Disclosure Schedules.

(b) Covenants. The Company and the Sellers shall have performed all obligations and agreements and complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, in all material respects.

(c) No Material Adverse Effect. There shall not have occurred any event, change, development, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d) Compliance Certificate. The Buyer shall have received a Compliance Certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that the conditions specified in subsections (a), (b) and (c) of this Section 7.3 have been satisfied.

(e) Consents and Approvals. All authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates listed on Schedule 7.3(e) shall have been obtained and shall be reasonably satisfactory in form and substance to the Buyer.

(f) Employment Agreements. Each of the Employment Agreements shall remain in full force and effect, and no Key Employee’s employment with the Company shall have terminated, as of the Closing.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(g) Key Supplier. The Company and [* * *] shall have entered into a binding Contract substantially consistent with that certain Memorandum of Understanding, dated [* * *], among the Company, the Buyer and [* * *], and such binding Contract shall remain in full force and effect, and shall not have been repudiated by the Company or [* * *] as of the Closing.

(h) Escrow Agreement. The Sellers’ Representative and the Escrow Agent shall have entered into the Escrow Agreement.

(i) Resignations. The Buyer shall have received letters of resignation from the members of the board of directors elected by the general meeting of the Company and the Subsidiary and from any officers of the Company or the Subsidiary designated by the Buyer, with such letters containing irrevocable waivers by such Persons of any and all claims against the Company and the Subsidiary (other than those arising under this Agreement or the Ancillary Agreements).

(j) Schedule of Transaction Expenses. The Sellers’ Representative shall have delivered to the Buyer the Schedule of Expenses and Estimated Transaction Costs.

(k) Exercise of Warrants. No warrants (including the Warrants) shall have been exercised; provided, however, that if any warrants are exercised prior to the Closing Date, this condition can be satisfied to the extent thereof, if the Spreadsheet and all other allocations, calculations, payments and determinations contemplated by Article II are amended to take account thereof, and the Person exercising the same either (i) executes a counterpart of this Agreement or (ii) is subject to an effective drag along provision contained in a shareholders’ agreement of the Company binding upon such Person, and, in each case, whose share capital is delivered to the Buyer on or before the Closing on the same basis as the Sellers, all to the Buyer’s satisfaction in its sole discretion.

(l) Spreadsheet. The Company shall have delivered to the Buyer the Spreadsheet.

(m) Acknowledgement Agreements. An Acknowledgement Agreement for each Plan Participant shall have been executed by such Plan Participant, the Company and each Seller and delivered to the Buyer.

(n) Register of Shareholders. The Company shall have delivered a certified copy of the Company’s register of shareholders evidencing the due registration of the Buyer’s title to the Shares.

(o) Certificate of CFO of the Company. The Buyer shall have received a certificate, validly executed by the CFO of the Company, certifying as to (i) the terms and effectiveness of the Company’s certificate of incorporation and bylaws or equivalent organizational documents, (ii) the valid adoption of resolutions of the board of directors of

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

the Company approving the sale and transfer of the Shares under clauses 4.4 and 4.7 of the Company’s articles of association, (iii) the valid adoption of resolutions of the board of directors and shareholders of the Company approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and (iv) the incumbency of the executive officers of the Company.

(p) Release. Each of the Sellers shall have delivered to the Buyer the general release described in Section 5.6.

(q) Paying Agent Agreement. Prior to the Closing, the Sellers’ Representative and the Paying Agent shall enter into the Paying Agent Agreement.

(r) Power of Attorney. Prior to the Closing, the Sellers shall have provided documentation reasonably acceptable to the Buyer evidencing the due authorization of each of (i) Mr. Henri Agren and Mr. Markus Pauli to execute a Power of Attorney on behalf of Slottsbacken Fund II KY to appoint Mr. Thor Birkmand as Slottsbacken Fund II KY’s attorney-in-fact for all purposes under this Agreement and (ii) Mr. Ramsey Brufer, Ms. Charlotte Mark, Mr. Magnus Floding and a representative of Sjätte AP-fonden to execute a Power of Attorney on behalf of Slottsbacken Fund Two KB to appoint Mr. Thor Birkmand as Slottsbacken Fund Two KB’s attorney-in-fact for all purposes under this Agreement.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Representations and Warranties . The representations and warranties of the Sellers, the Company and the Buyer contained in this Agreement and any schedule, certificate or other document delivered pursuant hereto shall survive the Closing until the date that is eighteen (18) months following the Closing Date; provided, however, that:

(a) the representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5, 3.6, 4.1 and 4.2 (collectively, the “Fundamental Representations”), and any representation in the case of fraud, intentional misrepresentation or intentional breach, shall survive indefinitely; and

(b) the representations and warranties set forth in Section 3.11 and 3.16 shall survive until the close of business on the 120th day following the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof).

No Indemnified Party shall make a claim for indemnification under Section 8.2(a) or Section 8.3(a), as the case may be, for breach by an Indemnifying Party of a particular representation or warranty after the expiration of the survival period thereof specified in this Section 8.1, except that if a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, such representation and warranty shall survive as to such claim until such claim has been finally resolved.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 8.2 Indemnification by the Sellers. From and after the Closing, the Sellers shall, (i) jointly and severally to the extent that the claim is recoverable from the Escrow Fund, (ii) subject to the final sentence of Section 8.7(a), jointly and severally with respect to Section 8.2(e) until the fifth anniversary of the Closing Date and (iii) severally in proportion to their Pro Rata Portions to the extent that the claim (other than a claim pursuant to Section 8.2(e) prior to the fifth anniversary of the Closing Date) is recoverable directly from the Sellers following exhaustion of the Escrow Fund and/or [* * *], save, defend, indemnify and hold harmless the Buyer and its Affiliates (including the Company and the Subsidiary) and the respective Representatives, successors and assigns of each of the foregoing from and against any and all Losses actually incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a) any breach of any representation or warranty made by the Sellers or the Company contained in this Agreement (other than Section 3.16) or any schedule, certificate or other document delivered pursuant hereto (without, in each case, giving effect to any limitations or qualifications thereto, including materiality, Material Adverse Effect or Knowledge set forth therein or subsequent supplements or updates to the Disclosure Schedules);

(b) any breach of any covenant or agreement by the Sellers, or with respect to breaches prior to the Closing, by the Company or the Subsidiary, in each case contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto;

(c) any Transaction Expenses in excess of the Estimated Transaction Costs;

(d) the Plan Participant Agreements, the assumption by the Sellers of the Company’s obligations thereunder and the payments under this Agreement and the Paying Agent Agreement with respect thereto, including without limitation, any Actions by the Plan Participants and any Taxes related to any of the foregoing;

(e) the Warrants, including [* * *];

(f) Pre-Closing Taxes (except to the extent the liability therefor was reflected as a liability in the calculation of Final Closing Working Capital) and any breach of any representation or warranty in Section 3.16;

(g) any Action seeking reimbursement from or repayment by the Company of funding received from the Danish National Advanced Technology Foundation (in Danish “Højteknologifonden”) under the funding agreement of 26 February 2009 owing to actions or omissions by the Company, the Subsidiary, the Sellers or any of their respective Affiliates or Representatives prior to the Closing;

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(h) the Legal Matters (as defined in Schedule 2.5(a)(iii)), but only to the extent in excess of the aggregate amount actually recovered by the Company from the opposing parties in connection therewith;

(i) the amount by which the Company’s refund of withholding Taxes from the German Taxing Authorities received within the 120 day period following the Closing Date which are based on royalty payments received from Infineon Technologies AG (or Lantiq, the purchaser of Infineon’s Wireline business) under a licensing agreement between the Company and Infineon Technologies AG falls short of DKK 750,000;

(j) certain legal matters set forth in Schedule 8.2(j); and

(k) the termination by the landlord of that certain Lease Agreement, between the Company and Arbejdmarkedets tillægspension / ATP Ejendomme A/S, dated February 9, 2005 (as amended) (the “Current Lease Agreement”), but only to the extent such termination arises out of the failure to obtain such landlord’s consent under the Current Lease Agreement to the transactions contemplated by this Agreement, and with such Losses to be measured as follows: (i) the costs and expenses incurred by the Company and/or the Buyer in connection with moving the Company’s headquarters to a reasonably comparable facility, plus (ii) an amount equal to (x) the rent payable at such facility over the period from the commencement of the lease of such facility until October 1, 2015, less (y) the rent payable at the Company’s current facility over the period from the commencement of the lease of such reasonably comparable facility until October 1, 2015, provided that in no event can the Losses pursuant to this Section 8.2(k) be negative.

Section 8.3 Indemnification by the Buyer. From and after the Closing, the Buyer shall save, defend, indemnify and hold harmless the Sellers and their respective Representatives, successors and assigns from and against any and all Losses actually incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:

(a) any breach of any representation or warranty made by the Buyer contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto (without, in each case, giving effect to any limitations or qualifications as to materiality, Material Adverse Effect or knowledge set forth therein); and

(b) any breach of any covenant or agreement by the Buyer, or with respect to breaches following the Closing, by the Company or the Subsidiary, in each case contained in this Agreement or any schedule, certificate or other document delivered pursuant hereto.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 8.4 Procedures.

(a) A party that is entitled to indemnification under Section 8.2 or 8.3 is referred to herein as the “Indemnified Party” and a party that is obligated to provide indemnification under Section 8.2 or 8.3 is referred to herein as the “Indemnifying Party”. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Loss by or a claim or demand made by any Person (including a Governmental Authority) against the Indemnified Party (a “Third Party Claim”), such Indemnified Party shall deliver notice thereof to the Indemnifying Party against whom indemnity is sought with reasonable promptness after receipt by such Indemnified Party of written notice of the Third Party Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure.

(b) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against any and all Losses that may result from a Third Party Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within 15 days of receipt of notice from the Indemnified Party of the commencement of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not have the right to assume or continue control of such defense if the claim (1) seeks non-monetary relief, (2) involves criminal allegations, or (3) involves a claim which, upon reasonable determination by the Indemnified Party, the Indemnifying Party failed or is failing to diligently prosecute or defend. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the first sentence of this Section 8.4(b) or is barred from assuming or continuing such defense by this Section 8.4(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Third Party Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there are one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party (in each such case, the fees and expenses of such counsel shall be at the expense of the Indemnifying Party). If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim.

(c) The indemnification required hereunder in respect of a Third Party Claim shall be made by prompt payment by the Indemnifying Party of the amount of actual Losses in connection therewith, as and when bills are received by the Indemnifying Party or Losses incurred have been notified to the Indemnifying Party.

(d) The Indemnifying Party shall not be entitled to require that any Action be made or brought against any other Person before Action is brought or claim is made against it hereunder by the Indemnified Party.

(e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure to provide such notice, however, shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article VIII. If the Indemnifying Party does not notify the Indemnified Party within 10 Business Days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand. If the Indemnifying Party agrees that it has an indemnification obligation but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party shall pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

(f) Notwithstanding the provisions of Section 10.9, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 8.5 Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement: (a) the Sellers shall not be liable for any claim for indemnification pursuant to Section 8.2(a), 8.2(f) and 8.2(j), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Sellers pursuant to Section 8.2(a), 8.2(f) and 8.2(j) equals or exceeds the Basket, in which case the Sellers shall only be liable for the amount of such Losses which exceed the Basket, (b) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Sellers pursuant to Section 8.2(a), 8.2(b), 8.2(c), 8.2(f), 8.2(h), 8.2(j) and 8.2(k) shall be an amount equal to the Escrow Amount, (c) the maximum aggregate liability of each Seller under this Article VIII (including for indemnifiable Losses described in (b) above) shall not exceed its Pro Rata Portion of an amount equal to (i) the Base Purchase Price, plus (ii) the Final Additional Consideration, if any, (d) the Buyer shall not be liable for any claim for indemnification pursuant to Section 8.3(a), unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Buyer pursuant to Section 8.3(a) equals or exceeds the Basket, in which case the Buyer shall only be liable for the amount of such Losses which exceed the Basket and (e) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Buyer pursuant to Section 8.3(a) and 8.3(b) shall be an amount equal to the Escrow Amount; provided, however, that the foregoing clauses (a), (b), (d) and (e) shall not apply to the untruth or breach of any representation or warranty made in any Fundamental Representation, any representation or warranty under Section 3.11 or in the event of fraud, intentional misrepresentation or intentional breach; and provided, further, that the foregoing clause (c) shall not apply for the benefit of a Seller in the event of fraud, intentional misrepresentation or intentional breach by such Seller.

Section 8.6 Remedies Not Affected by Investigation, Disclosure or Knowledge. If the transactions contemplated hereby are consummated, the Buyer expressly reserves the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any representation, warranty or covenant contained herein, notwithstanding any investigation by, disclosure to or knowledge of such party in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof.

Section 8.7 Escrow Fund.

(a) The Buyer hereby agrees that in the case of any indemnification claims under Section 8.2(a), 8.2(b), 8.2(c), 8.2(h), 8.2(j) and 8.2(k), its sole recourse shall be against the Escrow Fund, to the extent of the amount then held in the Escrow Fund; provided, however, that subject to Section 8.5(c) (to the extent applicable), the foregoing limitation shall not apply to indemnification claims relating to Losses arising out of or relating to the untruth or breach of any representation or warranty made in any Fundamental Representation, any representation or warranty under Section 3.11 or in the event of fraud, intentional misrepresentation or intentional breach. The Buyer also hereby agrees that it shall first seek a remedy from the Escrow Fund, to the extent of the amount then held in the Escrow Fund, with respect to any indemnification claim asserted

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

hereunder before seeking to recover any Losses directly from a Seller. The Buyer also hereby agrees that the [* * *] shall be available solely to satisfy indemnification claims under Section 8.2(e) and that it shall first seek a remedy from the [* * *], to the extent of the amount then held in the [* * *], with respect to any indemnification claim asserted under Section 8.2(e) before seeking to recover any Losses under Section 8.2(e) from the Escrow Fund or, subject to the immediately preceding sentence, directly from a Seller.

(b) As soon as reasonably practicable following the date that is eighteen (18) months following the Closing Date (the “Release Date”), the Escrow Agent shall release the Escrow Fund to the extent not previously used to satisfy an Overpayment pursuant to Section 2.3(g) or indemnification claims against the Sellers pursuant to this Article VIII, less the amount of any pending indemnification claims pursuant to this Article VIII as of such date (the “Release Amount”). The Escrow Agent shall distribute to each Seller an amount equal to such Seller’s Pro Rata Portion of the Release Amount. As promptly as practicable following the resolution of all pending indemnification claims which were outstanding as of the Release Date, the Escrow Agent shall distribute to each Seller an amount equal to such Seller’s Pro Rata Portion of, the excess, if any, of (x) the amount so withheld with respect to such pending indemnification claims as of the Release Date, over (y) the amount used to satisfy the indemnification obligations of the Sellers pursuant to this Article VIII with respect to such pending indemnification claims.

(c) As soon as reasonably practicable following the receipt by the Buyer of [* * *], the Buyer shall deliver written instruction to the Escrow Agent (with a copy to the Sellers’ Representative) directing the Escrow Agent to distribute to each Seller, as soon as reasonably practicable following receipt of such instruction, from the [* * *], an amount equal to such Seller’s Pro Rata Portion of the US Dollar equivalent of [* * *]. Such US Dollar equivalent shall be determined using the exchange rate in effect (as published in the Wall Street Journal) at the close of business on the Business Day that is three Business Days immediately prior to the Closing Date. As soon as reasonably practicable following the date that is the fifth anniversary of the Closing Date (the “[* * *]”), the Escrow Agent shall release the [* * *] to the extent not previously used to satisfy indemnification claims against the Sellers pursuant to Section 8.2(e) and to the extent not previously released pursuant to the first sentence of this Section 8.7(c), less the amount of any pending indemnification claims pursuant to Section 8.2(e) as of such date (the “[* * *]”). The Escrow Agent shall distribute to each Seller an amount equal to such Seller’s Pro Rata Portion of the [* * *]. As promptly as practicable following the resolution of all pending indemnification claims which were outstanding as of the [* * *], the Escrow Agent shall distribute to each Seller out of the [* * *] an amount equal to such Seller’s Pro Rata Portion of, the excess, if any, of (x) the amount so withheld with respect to such pending indemnification claims as of the [* * *], over (y) the amount used to satisfy the indemnification obligations of the Sellers pursuant to Section 8.2(e) with respect to such pending indemnification claims.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 8.8 Exculpation of the Company. Notwithstanding any provision of this Agreement to the contrary or any right or remedy provided by any Law, principle of equity, common law, judicial decision or otherwise, from and after the Closing and in recognition of the facts that the Sellers owned and controlled the Company until the time of the Closing and the Buyer will own and control the Company immediately after the Closing (a) the Company shall not be liable to the Sellers in any manner or based on any legal theory or equitable principle, including contribution, on account of, or with respect to, the breach by the Company of any of the representations, warranties, covenants and agreements made by the Company in this Agreement made or to be performed on or prior to the Closing and (b) the Sellers’ liability for indemnification pursuant to this Article VIII shall not be affected on account of the exoneration of the Company’s liability as described in clause (a) of this sentence.

Section 8.9 Limitation on Types of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT, NO PARTY (OR ANY OF ITS AFFILIATES) SHALL, IN ANY EVENT, BE LIABLE FOR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL, EXEMPLARY OR OTHER SIMILAR DAMAGES, WHETHER PURSUANT TO THIS ARTICLE VIII OR OTHERWISE, PROVIDED THAT ANY INDEMNIFIED PARTY MAY RECOVER FROM ANY INDEMNIFYING PARTY FOR INDEMNIFIABLE LOSSES UNDER THIS ARTICLE VIII THAT INCLUDE ANY OF THE FOREGOING TYPES OF DAMAGES TO THE EXTENT SUCH LOSSES ARE RECOVERED BY A THIRD PARTY AGAINST SUCH INDEMNIFIED PARTY.

Section 8.10 Exclusive Remedy. Except in the case of (i) fraud, intentional misrepresentation or intentional breach, (ii) as provided in any other provisions of this Agreement expressly granting post-Closing rights and remedies other than indemnification pursuant to this Article VIII or (iii) claims for injunctive or other equitable relief for the enforcement of the covenants of the parties, the remedies provided in this Article VIII shall be the exclusive remedies of the parties hereto after the Closing in connection with the transactions contemplated by this Agreement, including without limitation any breach or non-performance of any representation, warranty, covenant or agreement contained herein.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Buyer, on the one hand, and the Sellers’ Representative, on the other;

(b) (i) by the Sellers’ Representative, if the Buyer breaches or fails to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2, (B) cannot be or has not been cured within 15 days following delivery by the Sellers’ Representative of written notice of such breach or failure

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

to perform and (C) has not been waived by the Sellers’ Representative or (ii) by the Buyer, if any of the Sellers or the Company, breach or fail to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3, (B) cannot be or has not been cured within 15 days following delivery by the Buyer of written notice of such breach or failure to perform and (C) has not been waived by the Buyer;

(c)(i) by the Sellers’ Representative, if any of the conditions set forth in Section 7.1 or Section 7.2 shall have become incapable of fulfillment prior to the 30th day following the date hereof or (ii) by the Buyer, if any of the conditions set forth in Section 7.1 or Section 7.3 shall have become incapable of fulfillment prior to the 30th day following the date hereof; provided, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date;

(d) by either the Sellers’ Representative or the Buyer if the Closing shall not have occurred by the 30th day following the date hereof; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(e) by either the Sellers’ Representative or the Buyer in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any of the Ancillary Agreements and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party so requesting termination shall have used its commercially reasonable efforts, in accordance with Section 5.9, to have such order, decree, ruling or other action vacated.

The party seeking to terminate this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other parties.

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Sections 3.21 and 4.4 relating to broker’s fees and finder’s fees, Section 5.8 relating to confidentiality, Section 5.10 relating to public announcements, Section 10.1 relating to fees and expenses, Section 10.4 relating to notices, Section 10.7 relating to third-party beneficiaries, Section 10.8 relating to governing law, Section 10.9 relating to submission to jurisdiction and this Section 9.2, which shall survive such termination, and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination of this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, that if the transactions contemplated hereby are consummated, Transaction Expenses shall be borne by the Sellers, either as a deduction to the Closing Purchase Price or pursuant to Article VIII, and not by the Company or the Subsidiary. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

Section 10.2 Amendment and Modification. This Agreement may not be amended, modified, waived or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by the Sellers’ Representative and the Buyer, and any such amendment, modification, waiver or supplement shall be binding upon all parties to this Agreement.

Section 10.3 Waiver. Except as otherwise set forth herein, no failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Except as otherwise set forth herein, any agreement on the part of a party to any waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. For the avoidance of doubt, any waiver by the Securityholder Representative shall be binding upon each Seller.

Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(i)	if to the Sellers or the Sellers’ Representative, to:

Vækstfonden

Strandvejen 104A, 3.,DK-2900 Hellerup, Denmark

Attention: Legal Department

Facsimile: +45 3529 8635

with a copy (which shall not constitute notice) to:

Slottsbacken Funds, c/o Nordic Growth

Store Strandstræde 19, 2., DK-1255 Copenhagen K,

Denmark

Facsimile: +45 7020 6653

and

Accura Advokatpartnerselskab

Tuborg Boulevard 1, DK-2900 Hellerup, Denmark

Attention: Kåre Stolt, Attorney-at-Law

Facsimile: +45 3945 2801

(ii)	if to the Buyer, to:

Applied Micro Circuits Corporation

215 Moffet Park Drive

Sunnyvale, CA 94089

Attention: General Counsel

Facsimile: (408) 542-8604

with a copy (which shall not constitute notice) to:

Gibson Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, CA 94304

Attention: Russell C. Hansen, Esq.

Facsimile: (650) 849-5333

Section 10.5 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 10.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 10.7 No Third-Party Beneficiaries. Except as provided in Article VIII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 10.8 Governing Law. This Agreement and any and all disputes, controversies, or claims arising out of, or relating to this Agreement or any of the Ancillary Agreements or the validity, interpretation, breach or termination thereof (each, a “Dispute”) shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 10.9 Dispute Resolution.

(a) Except as set forth in Section 10.9(g), each Dispute shall be resolved in accordance with the arbitration procedures set forth in this Agreement.

(b) Each Dispute shall be subject to binding arbitration conducted in San Francisco, California, or such other location upon which the parties may mutually agree in writing, before a single neutral arbitrator in an arbitration by JAMS under its Streamlined Arbitration Rules and Procedures (revised version adopted July 15, 2009) (“JAMS Streamlined Rules”), which rules can be viewed at www.jamsadr.com. The JAMS Streamlined Rules will govern all aspects of the arbitration except as modified by this Section 10.9. If a party (the “Notifying Party”) wishes to submit a Dispute to JAMS, the Notifying Party shall deliver a written notice (a “Dispute Notice”) together with a copy of this Section 10.9 to the other party (the “Responding Party”) and to JAMS. In the event that either party commences a Dispute by delivering a Dispute Notice, the other party may assert any counter claims it may have. Following receipt by the Responding Party of the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Dispute Notice, if any, the parties shall promptly meet (but in no event later than ten Business Days from the date of receipt by the Responding Party of the Dispute Notice) to agree on the rights of the respective parties with respect to each of such claims identified by the Dispute Notice. If the parties should so agree on a resolution of such dispute or disputes, a written memorandum (the “Memorandum”), setting forth such agreement, shall be prepared and signed by both parties. If the parties are unable to come to an agreement, the Dispute shall be resolved by the binding arbitration procedures set forth in this Section 10.9.

(c) The sole arbitrator, who shall be selected in accordance with the JAMS Streamlined Rules, shall be a retired or former judge of any Federal court appointed under Article III of the United States Constitution or any trial court of general jurisdiction or higher court in the State of California. Eligible arbitrator candidates shall not be limited to those candidates who are listed on the JAMS “List of Neutrals”.

(d) The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16. The arbitrator shall apply Delaware substantive law to the proceeding.

(e) Unless the parties agree otherwise, the arbitration hearing under JAMS Streamlined Rule 17 will commence within 60 days of the date of the JAMS Commencement Letter described in Streamlined Rule 5, and the arbitration hearing will not last more than four 7-hour days (with the hearing time equally divided between the parties). The Arbitrator will issue the award under Streamlined Rule 19(a) within seven calendar days of the last day of the arbitration hearing (rather than the 30 calendar days provided for under JAMS Streamlined Rule 19(a)).

(f) The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. Notwithstanding anything in Section 10.9(h) to the contrary, the award and decision of the arbitrator shall be final and binding and may be submitted to any court having jurisdiction solely for the purpose of confirmation of the award and entry of judgment. Any controversy concerning whether a Dispute is an arbitrable dispute shall be determined by the arbitrator. The parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable.

(g) The following matters are excluded from the arbitration requirements of this Section 10.9 (each, an “Excluded Dispute”): (i) a cross-claim pursuant to an indemnification obligation set forth in this Agreement in a proceeding filed by a third party; (ii) any Dispute arising under Section 2.3, which shall be resolved in accordance with the terms of Section 2.3, (iii) any formal proceedings commenced to avoid expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief and (iv) a claim for injunctive relief pursuant to Section 10.11.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

(h) Except to the extent set forth in Section 8.4(f), each of the parties irrevocably agrees that any Excluded Dispute brought by any other party shall be brought and determined in any California state or federal court sitting in the city of San Francisco, California, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Excluded Dispute. Each of the parties agrees not to commence any Excluded Dispute in any other jurisdiction, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in San Francisco as described herein or by the arbitrator as set forth in Section 10.9(f). Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Excluded Dispute, (i) any claim that it is not personally subject to the jurisdiction of the courts in San Francisco as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(i) The costs of any resolution pursuant to this Section 10.9, and of any enforcement of the determination thereof, shall be borne by the party that is not the substantially prevailing party as to the matters in dispute, taken as a whole, as determined by the arbitrator, or in the case of a Dispute which is permitted to be brought before a court pursuant to this Section 10.9, by such court.

Section 10.10 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement (a) to any Affiliate of the Buyer or (b) to any other Person in connection with a sale of the Company, in each case without the prior consent of any other parties hereto; and provided further, that no assignment or delegation shall limit or reduce the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective heirs, administrators, successors and permitted assigns.

Section 10.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 10.12 Currency. All references to “Dollars,” “US Dollars,” “USD,” “US$” and “$”in this Agreement refer to United States Dollars, which is the currency used for all purposes in this Agreement, except where otherwise specified.

Section 10.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, a court or arbitrator may modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

Section 10.14 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.16 Facsimile Signature. This Agreement may be executed by facsimile or other electronically delivered signature and such a signature shall constitute an original for all purposes.

Section 10.17 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Section 10.18 No Presumption Against Drafting Party. Each party acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

IN WITNESS WHEREOF, the parties have executed (or in the case of a party that is not a natural person, caused to be executed by their respective officers thereunto duly authorized) this Agreement as of the date first written above.

BUYER:

APPLIED MICRO CIRCUITS CORPORATION

By:	/s/ Robert G. Gargus
	Name:	Robert G. Gargus
	Title:	CFO

[Signature page to Stock Purchase Agreement]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

IN WITNESS WHEREOF, the parties have executed (or in the case of a party that is not a natural person, caused to be executed by their respective officers thereunto duly authorized) this Agreement as of the date first written above.

THE COMPANY:

TPACK A/S

By:	/s/ Colin Macnab		/s/ Agner N. Mark	/s/ Thor Birkmand
	Name:	Colin Macnab	Agner N. Mark	Thor Birkmand
	Title:	CEO

SELLERS:

SLOTTSBACKEN FUND II KY

By:	/s/ Thor M. Birkmand
	Name:	Thor M. Birkmand
	Title:	Investment Manager

SLOTTSBACKEN FUND TWO KB

By:	/s/ Thor M. Birkmand
	Name:	Thor M. Birkmand
	Title:	Investment Manager

VÆKSTFONDEN

By:	/s/ Ulrik Jørring		/s/ Anders Markuardt
	Name:	Ulrik Jørring	Anders Markuardt
	Title:	Senior Vice President	Head of Legal Dept.

NOVI A/S

By:	/s/ Kåre Stolt
	Name:	Kåre Stolt
	Title:	Senior Partner According to power of attorney

[Signature page to Stock Purchase Agreement]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked

“[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

IN WITNESS WHEREOF, the parties have executed (or in the case of a party that is not a natural person, caused to be executed by their respective officers thereunto duly authorized) this Agreement as of the date first written above.

SELLERS’ REPRESENTATIVE

VÆKSTFONDEN

By:	/s/ Ulrik Jørring		/s/ Anders Markuardt
	Name:	Ulrik Jørring	Anders Markuardt
	Title:	Senior Vice President	Head Of Legal Dept.

[Signature page to Stock Purchase Agreement]